As filed with the Securities and Exchange Commission on April 15, 2002
                                            Registration Statement No. 333-82442
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                   FORM S-2/A
                         POST-EFFECTIVE AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                Fonix Corporation
             (Exact name of registrant as specified in its charter)

                             ----------------------

             DELAWARE                                   22-2994719
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                        180 West Election Road, Suite 200
                               Draper, Utah 84020
                                 (801) 553-6600
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)
                              ----------------------

                                THOMAS A. MURDOCK
                                  PRESIDENT, CEO
                               Fonix Corporation
                        180 West Election Road, Suite 200
                               Draper, Utah 84020
                                 (801) 553-6600
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:
                             JEFFREY M. JONES, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                          DURHAM JONES & PINEGAR, P.C.
                          111 EAST BROADWAY, SUITE 900
                           SALT LAKE CITY, UTAH 84111
                                 (801) 415-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined by market conditions.
                              ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                  Proposed           Proposed
                                                                  Maximum            Maximum
                                         Amount                   Aggregate          Aggregate          Amount of
Title of Class of Securities             To be                    Price              Offering           Registration
to be Registered                         Registered (1)           Per Share          Price              Fee
----------------------------------------------------------------------------------------------------------------------

Class A Common Stock,                   38,400,000 shares (2)    $0.06 (3)       $ 2,304,000  (3)     $     212  (3)
$0.0001 par value per share

Class A Common Stock,                   31,600,000 shares (4)    $0.06 (3)       $ 1,896,000  (3)     $     175  (3)
$0.0001 par value per share
                                        ------------------                       --------------       -----------
    Totals                              70,000,000 shares                        $ 4,200,000          $     387   (5)
                                        ==================                       ==============       ===========
-------------------------------------------------------------------------------------------------------------------------

     (1)  All shares offered for resale by the Selling Stockholder.

     (2) Comprised of the shares of Class A common stock registered pursuant to the Equity Line Agreement.

     (3) The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the bid and asked price of Fonix's Class A common stock as reported on the OTC Bulletin Board on February 6, 2002.

     (4) Comprised of the shares of Class A common stock registered pursuant to the Second Equity Line Agreement.

     (5)  The fee was paid with the original filing. No additional fee was due.


               Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Class A common stock as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) OF THE ACT, MAY DETERMINE.

==============================================================================

[GRAPHIC OMITTED]








                                Fonix Corporation
                                   70,000,000
                Class A Common Stock, par value $0.0001 per share

        This prospectus covers the sale of up to 70,000,000 shares of our Class A common stock (the "Shares"). One of our stockholders is offering all of the Shares covered by this prospectus. The Selling Stockholder will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds.

        Investment in the Shares involves a high degree of risk. You should consider carefully the risk factors beginning on page 7 of this prospectus before purchasing any of the Shares offered by this prospectus.

        Fonix Class A common stock is quoted on the OTC Bulletin Board and trades under the symbol "FONX". The last reported sale price of our Class A common stock on the OTC Bulletin Board on April 3, 2002, was $0.11 per share. Nevertheless, the Selling Stockholder does not have to sell the Shares in transactions reported on the OTC Bulletin Board, and may offer its Shares through any type of public or private transactions.

                              --------------------





        The Securities and Exchange Commission and State Securities Regulators have not approved or disapproved the Shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                                 April 16, 2002

        Fonix has not registered the Shares for sale by the Selling Stockholder under the securities laws of any state. Brokers or dealers effecting transactions in the Shares should confirm that the Shares have been registered under the securities laws of the state or states in which sales of the Shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

        This prospectus is not an offer to sell any securities other than the Shares. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

        Fonix has not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Fonix or the Shares that is different from the information included or incorporated by reference in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.


                                Table of contents


Summary about Fonix Corporation and this offering..............................2
Recent developments............................................................4
Important information incorporated by reference................................5
Where to get additional information............................................5
Explanation about forward-looking information..................................6
Risk factors...................................................................7
Information about Fonix Corporation ..........................................15
Management's discussion and analysis of financial condition
        and results of operations.............................................15
Special note regarding forward-looking statements.............................23
Market price of and dividends on Fonix Class A common stock...................23
Selected financial data.......................................................24
Index to financial statements of Fonix Corporation............................25
Changes in and disagreements with accountants on accounting
        and financial disclosure..............................................25
Use of proceeds...............................................................25
Selling security holder.......................................................25
Plan of distribution..........................................................27
Regulation M..................................................................28
Legal matters.................................................................28

                              ---------------------

                Summary about Fonix Corporation and this offering

Fonix Corporation

        Fonix Corporation, a Delaware corporation ("Fonix" or the "Company"), delivers speech solutions that empower people to interact conversationally with information systems and computing devices using natural language. Our speech-enabling technologies, which include text-to-speech ("TTS") and neural network-based automated speech recognition ("ASR"), are integrated into products for commercial, industrial and consumer applications. ASR and TTS technologies are sometimes collectively referred to in this report as "Core Technologies". We believe our efficient and intuitive speech-enabling technologies enhance user productivity and efficiency in a broad range of markets including embedded applications for automotive and wireless devices, computer telephony and server applications, and personal software for consumer applications.

         We currently market solutions and applications that utilize our Core Technologies to software developers, consumer electronics manufacturers, micro-processor manufacturers, third-party product developers, operating system developers, network developers and Internet-related companies as well as directly to consumers. We currently focus our marketing efforts toward embedded systems for automotive applications and wireless and mobile electronic devices, server-based solutions for Internet and telephony voice-activated applications, and personal software for consumer applications through retail distribution channels. We pursue revenue opportunities through generation of royalty fees, product and technology licenses, product sales, non-recurring engineering fees, and support agreements.

        Speech-enabling technologies are a value-added interface solution for computing and communications devices. We believe that manufacturers of consumer electronics products, software developers and Internet content developers use our Core Technologies and solutions to simplify the use and increase the functionality of their products and services resulting in broader market opportunities and significant competitive advantage. Fonix solutions support multiple hardware and software platforms, are environment and speaker independent, optimize cost and power efficiencies and provide easy integration within a relatively small memory requirement for embedded applications and enhances scalability for high channel capacity for computer telephony and server-based systems.

        We believe that we are well positioned to serve markets that are rapidly adopting speech-enabled applications . As memory requirements, noise robustness, recognition accuracy and efficiency of speech solutions become increasingly critical, we expect to provide compelling solutions to meet highly competitive customer demands.

This offering

        The Shares covered by this prospectus are shares of Class A common stock issued or issuable by us pursuant to two equity line of credit agreements between us and the Selling Stockholder. The details regarding the equity line of credit agreements, as well as the Shares covered by this prospectus, are as follows:

        Initial Equity Line Agreement

        On August 8, 2000, we entered into a Private Equity Line Agreement (the "Equity Line Agreement") with Queen LLC, a private investor (the "Equity Line Investor"). Under the Equity Line Agreement, we have the right to draw up to $20,000,000 from the Equity Line Investor against an equity line of credit (the "Equity Line"). The initial draw of $7,500,000 was secured by a Promissory Note (the "2000 Note"), which bore interest at a rate of 6%, compounded monthly, with interest accrued on each amount funded as of the date of the advancement of such funds by the Equity Line Investor. Under the 2000 Note, the Equity Line Investor had the right (the "Conversion Right") to convert at its option all or a portion of the outstanding principal and interest into shares of our Class A common stock. The Equity Line Investor converted principal of $7,500,000 and interest of $106,348 into 11,544,775 shares of Class A common stock.

        As of April 3, 2002, we have drawn $19,740,343 under the Equity Line and 2000 Note, which resulted in the issuance of 79,577,732 shares of our Class A common stock.

        As of April 3, 2002, $259,657 remain available to be drawn on the Equity Line. This remaining balance is available to us through a mechanism of draws and puts of stock. We are entitled under the Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of our Class A common stock in lieu of repayment of the draw. The number of shares to be issued is determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of our Class A common stock over the seven trading days after the put notice is tendered. The Equity Line Investor is required under the Equity Line Agreement to tender the funds drawn down by us within two trading days after the seven-trading-day period used to determine the market price.

        In connection with the Equity Line Agreement, we granted registration rights to the Equity Line Investor, and accordingly, we filed a registration statement covering the resale of shares issued under the Equity Line. That registration statement was declared effective on September 5, 2000 and was subsequently amended. The Equity Line Investor sold 37,683,516 shares under that registration statement and prospectus prior to April 3, 2002.

        However, because of the decline in the price of our Class A common stock, and because the conversion rate under the Equity Line Agreement is based on the market price of our Class A common stock, we were required to register additional shares of stock to cover the shares put by us to the Equity Line Investor under the Equity Line Agreement. We filed an additional registration statement, which was declared effective October 5, 2001, and subsequently amended, which covered the resale of up to 15,000,000 additional shares of our Class A common stock under the Equity Line Agreement. The Equity Line Investor sold the 15,000,000 shares under that registration statement and prospectus prior to April 3, 2002.

        To avoid any delay in our ability to draw on the Equity Line, we have filed this registration statement and prospectus to cover the resale by the Equity Line Investor of up to an additional 38,400,000 shares of our Class A common stock under the Equity Line Agreement. The Equity Line Investor has sold 26,894,216 shares under this registration statement and prospectus prior to April 3, 2002. As of April 3, 2002, 11,505,784 shares remain available under this registration statement and prospectus for resale in connection with the Equity Line.

        Second Equity Line Agreement

        On April 6, 2001, we entered into a second Private Equity Line Agreement (the "Second Equity Line Agreement") with the Equity Line Investor, and paid a fee to the Equity Line Investor of $125,000. Under the Second Equity Line Agreement, we have the right to draw up to $20,000,000 against an equity line of credit (the "Second Equity Line") from the Equity Line Investor. We are entitled under the Second Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of our Class A common stock in lieu of repayment of the draw. The number of shares to be issued is determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of our Class A common stock over the seven trading days after the put notice is tendered. The Equity Line Investor is required under the Second Equity Line Agreement to tender the funds requested by us within two trading days after the seven-trading-day period used to determine the market price.

        From the inception of the Second Equity Line through April 3, 2002, draws under the Second Equity Line amounted to $18,068,164 and were converted to 201,910,740 shares of Class A common stock. As of April 3, 2002, $1,931,836 remain available to be drawn on the Second Equity Line.

        In connection with the Second Equity Line Agreement, we granted registration rights to the Equity Line Investor, in connection with which, we filed a registration statement which was declared effective May 23, 2001, and subsequently amended. The Equity Line Investor sold the 60,000,000 shares under that registration statement and prospectus prior to April 3, 2002.

        Because of the decline in the price of our Class A common stock, and because the conversion rate under the Second Equity Line Agreement is based on the market price of our Class A common stock, we were required to register additional shares of stock to cover the shares put by us to the Equity Line Investor under the Second Equity Line Agreement. We filed an additional registration statement, which was declared effective October 5, 2001, and subsequently amended, which covered the resale of up to 60,000,000 additional shares of our Class A common stock under the Second Equity Line Agreement. The Equity Line Investor sold the 60,000,000 shares covered by that registration statement and prospectus prior to April 3, 2002.

        We filed an additional registration statement on November 16, 2001, which was declared effective December 7, 2001, which covered resale of up to 60,000,000 additional shares of our Class A common stock to be issued under the Second Equity Line Agreement. Prior to April 3, 2002, the Equity Line Investor sold 60,000,000 shares under that registration statement and prospectus.

        To avoid any delay in our ability to draw on the Second Equity Line, we have filed this registration statement and prospectus to cover the resale by the Equity Line Investor of up to an additional 31,600,000 shares of our Class A common stock under the Second Equity Line Agreement. The Equity Line Investor has sold 21,910,740 shares under this registration statement and prospectus in connection with the Second Equity Line Agreement prior to April 3, 2002. As of April 3, 2002, 9,689,260 shares remain available under this registration statement and prospectus for resale in connection with the Second Equity Line Agreement.

                               Recent developments


Periodic public reporting

        On March 28, 2002, we filed our 2001 annual report on Form 10-K with the Securities and Exchange Commission (the "Commission"). The annual report included audited consolidated financial statements as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, as well as other required information.


        For a free copy of this filing, please contact us at:

                      Fonix Corporation, Investor Relations
                        180 West Election Road, Suite 200
                                Draper, UT 84020
                                 (801) 553-6600
                               Fax (801) 553-6707
                            e-mail: invrel@fonix.com
                                ----------------

        Additionally, our annual and quarterly reports are available at the Commission's website at http://www.sec.gov.

                 Important information incorporated by reference

               For purposes of this prospectus, the Commission allows us to "incorporate by reference" certain information we have filed with the Commission, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following document:

     o Annual Report on Form 10-K for the year ended December 31, 200 1, filed with the Commission on

March 28, 2002

        You can request a free copy of the filing listed above by writing, calling, e-mailing, or faxing a request to us at:

                      Fonix Corporation, Investor Relations
                        180 West Election Road, Suite 200
                                Draper, UT 84020
                                 (801) 553-6600
                               Fax (801) 553-6707
                            e-mail: invrel@fonix.com
                                ----------------

Alternatively, certain of the documents incorporated by reference are available at the Commission's website at http://www.sec.gov.

        This prospectus is part of a registration statement that we filed with the Commission. This prospectus does not contain all of the information included in the registration statement, as certain items are omitted in accordance with the rules and regulations of the Commission. Statements or descriptions contained in this prospectus about any agreements or other documents provide, in our belief, all information about such agreements or documents that is material to a decision to invest in the Shares, but not all terms of all such agreements and documents are described. If you want more information, we refer you to the copy of such agreement or document filed as an exhibit to the registration statement or the reports and other materials incorporated by reference into this prospectus. The registration statement, including all of its exhibits and schedules, may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you can obtain copies of all or any part of it from the Commission, although the Commission charges for such copies.

                       Where to get additional information

        Federal securities law requires us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

     o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

        You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports, proxy and information statements and other information. Reports and other information concerning us also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.



                  Explanation about forward-looking information

        This prospectus, including information contained in documents that are incorporated by reference in this prospectus, contains "forward-looking statements," as that term is defined by federal securities laws, that relate to our financial condition, results of operations, plans, objectives, future performance, and business. These statements are frequently preceded by, followed by or include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties, and whether those risks and uncertainties occur or develop adversely, our actual results may differ materially from those contemplated by such forward-looking statements. In the section of the prospectus entitled "Risk Factors" we have summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included in this prospectus. We advise you not to place undue reliance on such forward-looking statements in light of the material risks and uncertainties to which they are subject.

                                  Risk factors

        An investment in our Class A common stock involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. You should consider carefully the following risk factors, in addition to other information presented in this prospectus or incorporated by reference into this prospectus before deciding to invest in the Shares covered by this prospectus. All forward-looking statements contained herein are deemed by us to be covered by and to qualify for the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). You should understand that several factors govern whether any forward-looking statement contained herein will or can be achieved. Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including the strategies, plans and objectives relating to the products and the future economic performance of Fonix and our subsidiaries discussed above. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.


Our substantial and continuing losses since inception, coupled with significant ongoing operating expenses, raise doubt about our ability to continue as a going concern.

        Since inception, we have sustained substantial losses. Such losses continue due to ongoing operating expenses and a lack of revenues sufficient to offset operating expenses. We had negative working capital of $6,102,151 at December 31, 2001. We have raised capital to fund ongoing operations by private sales of our securities, some of which sales have been highly dilutive and involve considerable expense. In our present circumstances, there is substantial doubt about our ability to continue as a going concern absent significant sales of our existing products, substantial revenues from new licensing or co-development contracts, or continuing large sales of our securities.

        We incurred net losses of $24,566,807, $22,761,229, and $21,662,419, for the years ended December 31, 2001, 2000 and 1999, respectively. As of December 31, 2001, we had an accumulated deficit of $167,616,372, and owed trade payables of $1,062,237, of which $255,104 were more than 60 days past due.

        We expect to spend significant amounts to enhance our products and technologies, expand domestic and international sales and operations and fund further research and development. As a result, we will need to generate significant additional revenue to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we do not achieve and maintain profitability, the market price for our common stock may further decline, perhaps substantially.

If we do not receive additional capital when and in the amounts needed in the near future, our ability to continue as a going concern is in substantial doubt.

        We anticipate incurring substantial sales and marketing, product development and research and general operating expenses in the future that will require substantial amounts of additional capital on an ongoing basis. We most likely will have to obtain such capital from sales of our equity, convertible equity and/or debt securities. We currently have two equity lines of credit, but the Selling Stockholder has sold a majority of shares available under this registration statement and prospectus. Absent the filing of an additional registration statement, the shares remaining under this registration statement and prospectus may not be sufficient for us to be able to draw the remaining amounts under the two equity lines, which could require us to seek additional financing from other sources. Additionally, the amounts remaining under the two lines of credit likely will not be sufficient to meet our ongoing capital needs, and future financing likely will be required. Finally, we the market price of our common shares declines, under our current capitalization, we may not have sufficient shares available to draw the remainder of the two lines. Obtaining future financing may be costly and will likely be dilutive to existing stockholders. If we are not able to obtain financing when and in the amounts needed, and on terms that are acceptable, our operations, financial condition and prospects could be materially and adversely affected, and we could be forced to curtail our operations or sell part or all of our assets, including our Core Technologies.

Continuing debt obligations could impair our ability to continue as a going concern.

        As of December 31, 2001, we had debt obligations of $4,539,503. At present, our revenues from existing licensing arrangements and products and capital available under our two equity lines of credit are not sufficient to offset our ongoing operating expenses or to pay in full our debt obligations. There is substantial risk, therefore, that the existence and extent of the debt obligations described above could adversely affect our business, operations, and financial condition.





Our independent public accountants have included a "going concern" paragraph in their reports for the years ended December 31, 2001, 2000, and 1999.

        The independent public accountants' reports for our financial statements for the years ended December 31, 2001, 2000 and 1999 include an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. This may have an adverse effect on our ability to obtain financing to further develop and market our products.

Holders of Fonix Class A common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of Class A common stock in connection with the Equity Lines.

        Introduction

        The following table describes the number of shares of Class A common stock that would be issuable as of April 3, 2002, assuming that the full remaining amounts of the Private Equity Line and the Second Private Equity Line ("Equity Lines") had been put to the Equity Line Investor, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts.


                                  Equity Lines- Shares
 Hypothetical Conversion/         issuable upon put of
      Exercise Price              remaining $2,191,493
---------------------------    ---------------------------
          $0.05                     43,829,860
          $0.10                     21,914,930
          $0.25                      8,765,972
          $0.75                      2,921,991
          $1.50                      1,460,995
          $2.00                      1,095,747




        Given the formulas for calculating the shares to be issued under the Equity Lines, there effectively is no limitation on the number of shares of Class A common stock which may be issued in connection with a put under the Equity Lines. If the market price of the Class A common stock decreases, the number of shares of Class A common stock issuable in connection with the Equity Lines will increase.

     Overall Dilution to Market Price and Relative Voting Power of Previously Issued Common Stock

        The issuance of Class A common stock in connection with the Equity Lines may result in substantial dilution to the equity interests of other holders of Fonix Class A common stock. Specifically, the issuance of a significant amount of additional Class A common stock would result in a decrease of the relative voting control of our Class A common stock issued and outstanding prior to the issuance of Class A common stock in connection with the Equity Lines. Furthermore, public resales of our Class A common stock following the issuance of Class A common stock in connection with the Equity Lines likely would depress the prevailing market price of our Class A common stock. Even prior to the time of actual conversions, exercises and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our Class A common stock.

     Increased Dilution With Decreases in Market Price of Class A Common Stock

        The formulas for determining the number of shares of Class A common stock under the Equity Lines are based, in part, on the market price of the Class A common stock and include a discount from the market price. As a result, the lower the market price of our Class A common stock at and around the time we put shares under the Equity Lines, the more Class A common stock the Equity Line Investor receives. Any increase in the number of shares of our Class A common stock issued upon conversion or put of shares as a result of decreases in the prevailing market price would compound the risks of dilution described in the preceding paragraph .

        Increased Potential for Short Sales

        Downward pressure on the market price of our Class A common stock that likely would result from sales of our Class A common stock issued in connection with a put under the Equity Lines could encourage short sales of Class A common stock by the Equity Line Investor. Material amounts of such short selling could place further downward pressure on the market price of our Class A common stock.

        Limited Effect of Restrictions on Extent of Conversions

        We are prohibited from putting shares to the Equity Line Investor under the Equity Lines if such put would result in that investor holding more than 4.999% of the then outstanding Class A common stock. These restrictions, however, do not prevent the Equity Line Investor from selling shares of Class A common stock received in connection with a put, and then receiving additional shares of Class A common stock in connection with a subsequent put. In this way, the Equity Line Investor could sell more than 4.999% of the outstanding Class A common stock in a relatively short time frame while never holding more than 4.999% at one time.

We have a limited product offering, and many of our key technologies are still in the product development stage.

        Presently, there are a limited number of commercially available applications or products incorporating our Core Technologies. For us to be ultimately successful, sales from these product offerings must be substantially greater. An additional element of our business strategy is to achieve revenues through appropriate strategic alliances, co-development arrangements, and license arrangements with third parties. We have entered into licensing and joint-marketing agreements with Intel and Microsoft. These agreements provide for joint marketing and application development for end-users or customers. There can be no assurance that these collaboration agreements will produce license or other agreements which will generate material revenues for our business.

The market for many of our technologies and products is largely unproven and may never develop sufficiently to allow us to capitalize on our technology and products.

        The market for speech-enabled technologies is relatively new and rapidly evolving. Additionally, our technologies are new and, in many instances, represent a significant departure from technologies which already have found a degree of acceptance in the speech-enabled technologies marketplace. Our financial performance will depend, in part, on the future development, growth, and ultimate size of the market for speech-enabled applications and products generally, and applications and products incorporating its technologies and applications. Accordingly, in order to achieve commercial acceptance of the Core Technologies, we will have to educate prospective customers, including large, established telecommunications companies, about the uses and benefits of speech-enabled software in general and our products in particular. If these efforts fail, or if speech-enabled software platforms do not achieve commercial acceptance, our business could be harmed.

        The applications and products which incorporate our Core Technologies will be competing with more conventional means of information processing such as data entry, access by keyboard or touch-tone telephone, or professional dictation services. We believe that there is a substantial potential market for applications and products incorporating advanced speech -enabled technologies including ASR, TTS, speech compression, speaker identification and verification, pen and touch screen input, and natural language understanding. Nevertheless, such a market for our technologies or for products incorporating our technologies may never develop to the point that profitable operations can be achieved or sustained.



Speech-enabling technologies may not achieve widespread acceptance by businesses or telecommunications carriers, which could limit our ability to grow our business.

        The market for speech-enabled technologies is relatively new and rapidly evolving. Our ability to increase revenue in the future depends on the acceptance of speech-enabling technologies by both our customers and their end users. The adoption of speech-enabling technologies could be hindered by the perceived costs of this new technology, as well as the reluctance of enterprises that have invested substantial resources in existing applications to replace their current systems with this new technology. Accordingly, in order to achieve commercial acceptance, we will have to educate prospective customers, including large, established telecommunications companies, about the uses and benefits of speech-enabling technologies in general and our products in particular. If these efforts fail, or if speech-enabling technology platforms do not achieve commercial acceptance, our business will not develop.

        Continued development of the market for our products also will depend upon the following factors over which we have little or no control:

     . widespread deployment of speech -enabling applications by third parties, which is driven by consumer demand for services having a voice user interface;

     . demand for new uses and applications of speech -enabling technology, including adoption of speech -enabled interfaces by companies that operate web sites;

     . adoption of industry standards for speech -enabling and related technologies; and

     . continuing improvements in hardware technology that may reduce the costs of speech -enabling technology solutions.

The application and delivery of our Core Technologies to end users is dependent upon third party integration and may be subject to delays and cancellations that are beyond our control.

        Because we are pursuing third party integration of our speech-enabled technologies into mass market, industrial, general business and personal electronics products, and computing solutions, lead time to revenue recognition will be longer than software products directly released into consumer channels. Purchase of our products often requires a significant expenditure by a customer. Accordingly, the decision to purchase our products typically requires significant pre-purchase evaluation. We spend significant time educating and providing information to prospective customers regarding the use and benefits of our products and technologies. During this evaluation period, we may expend substantial sales, marketing and management resources.

        Further, our products and technologies sold and integrated into customer applications are subject to both customer production schedules and customer success in marketing the products and generating product sales. Our revenues are thus subject to delays and possible cancellation resulting from customer integration risks and delays.

        In cases where our contract with our customers specifies milestones or acceptance criteria, we may not be able to recognize license or services revenue until these conditions are met. We have experienced in the past and may experience in the future unexpected delays in recognizing revenue. Consequently, the length of our sales and implementation cycles and the varying order amounts for our products make it difficult to predict the quarter in which revenue recognition may occur and may cause license and services revenue and operating results to vary significantly from period to period. These factors could cause our stock price to be volatile or to decline.

Competition from other industry participants and rapid technological change could impede our ability to achieve profitable operations.

        The computer hardware and software industries are highly and intensely competitive. In particular, the speech-enabled technologies market sector and, specifically, the ASR, computer voice and communications industries are characterized by rapid technological change. Competition in the speech-enabled technologies market is based largely on marketing ability and resources, distribution channels, technology and product superiority and product service and support. The development of new technology or material improvements to existing technologies by our competitors may render our technologies less attractive or even obsolete. Accordingly, our success will depend upon our ability to continually enhance our technologies and interactive solutions and products to keep pace with or ahead of technological developments and to address the changing needs of the marketplace. Barriers to entry in the software industry are low, and as the market for various speech-enabled products expands and matures, we expect more entrants into this already competitive arena.

Our products can have a long sales cycle and, as a result, our quarterly operating results and our stock price may fluctuate.

        The sales cycles for our products are generally six to twelve months but may be shorter or longer depending on the size and complexity of the order, the amount of services to be provided and whether the sale is made directly by us or indirectly through a value added reseller or systems integrator. The length of the sales cycles could adversely impact our operating results.

Our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that may cause a decline in demand for, and the prices of, our products .

        A number of companies have developed, or are expected to develop, products that compete with our products. Competitors in the voice interface software market include IBM, Locus Dialogue, Lucent Technologies, Philips Electronics, SpeechWorks International, Nuance, ScanSoft and Voice Signal. We expect additional competition from other companies such as Microsoft, who has recently made investments in and acquired voice interface technology companies. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their speech and language technology products to address the needs of our prospective customers.

        Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly to new technologies, evolving industry trends and standards, or customer requirements than we do, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets, and competition may intensify and may harm our business.

Our failure to respond to rapid change in the speech-enabled technologies market could cause us to lose revenue and harm our business.

        The speech-enabled technologies industry is relatively new and rapidly evolving. Our success will depend substantially upon our ability to enhance our existing technologies and products and to develop and introduce, on a timely and cost -effective basis, new technologies, products and features that meet changing end-user requirements and incorporate technological advancements. If we are unable to develop new products and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing technologies and products with sales of new products, our business will suffer.

        Commercial acceptance of our products and technologies will depend, among other things, on:

     1. the ability of our products and technologies to meet and adapt to the needs of our target markets;

     2. the performance and price of our products and our competitors ' products; and

     3. our ability to deliver customer services directly and through our resellers.

Any software defects in our products could harm our business and result in litigation.

        Complex software products such as ours may contain errors, defects and bugs. With the planned release of any product, we may discover these errors, defects and bugs and, as a result, products may take longer to develop than expected . In addition, we may discover that remedies for errors or bugs may be technologically unfeasible. Delivery of products with undetected production defects or reliability, quality, or compatibility problems could damage our reputation. Errors, defects or bugs could also cause interruptions, delays or a cessation of sales to our customers. We could be required to expend significant capital and other resources to remedy these problems. In addition, customers whose businesses are disrupted by these errors, defects and bugs could bring claims against us which, even if unsuccessful, would likely be time -consuming and could result in costly litigation and payment of damages.

In order to increase our international sales, we must increase the foreign language capacities of our products. If we are unable to do so, we may be unable to grow our revenue and execute our business strategy.

        We intend to expand our international sales, which requires us to invest significant resources to create and refine different language models for each particular language or dialect. These language models are required to create versions of products that allow end users to speak the local language or dialect and be understood and authenticated. If we fail to develop additional foreign language capacity of our products, our ability to address international market opportunities and to grow our business will be limited.

We may encounter difficulties in managing our growth, which could prevent us from executing our business strategy.

        Our growth has placed, and continues to place, a significant strain on our resources. To accommodate this growth, we must continue to upgrade a variety of operational and financial systems, procedures and controls and hire additional employees to support increased business and product development activity. This has resulted in increased responsibilities for our management. Our systems, procedures and controls may not be adequate to support our operations. If we fail to improve our operational, financial and managerial information systems, or to hire, train, motivate or manage our employees, our business could be harmed.

We may incur a variety of costs to engage in future acquisitions of companies, products, or technologies, and the anticipated benefits of those acquisitions may never be realized.

        We may make acquisitions of, or significant investments in, complementary companies, products or technologies, such as the recent purchase of assets from Force Computers, Inc., discussed elsewhere herein. Any future acquisitions would be accompanied by risks such as:

     . difficulties in assimilating the operations and employees of acquired companies;

     .    diversion  of  our   management's   attention  from  ongoing  business
          concerns;

     . our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

     .    additional expense associated with amortization of acquired assets;

     .    maintenance  and  implementation  of  uniform   standards,   controls,
          procedures and policies; and

     . impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

        We cannot guarantee that we will be able to successfully integrate any business, products, technologies or employees that we might acquire in the future, and our failure to do so could harm our business.

If we are unable to hire and retain technical, sales and marketing and operational employees, our business could be harmed.

        We intend to hire additional employees, including software engineers, sales and marketing employees, and operational employees. Competition for hiring these individuals is intense, especially in the Salt Lake City area where we are headquartered, and we may not be able to attract, assimilate, or retain additional highly qualified employees in the future. The failure to attract, integrate, motivate and retain these employees could harm our business.

The price of our common stock is volatile, and an investor may not be able to resell our shares at or above the purchase price.

        In recent years, the stock market in general, and the OTC Bulletin Board and the securities of technology companies in particular, has experienced extreme price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may materially adversely affect our stock price, regardless of operating results.

Our operations and financial condition could be adversely affected by our failure or inability to protect our intellectual property or if our technologies are found to infringe the intellectual property of a third party.

        Dependence on proprietary technology

        Our success is heavily dependent upon our proprietary technology. Certain elements of our Core Technologies are the subject of seven patents issued and allowed by the United States Patent and Trademark Office and 10 other patent applications are pending. In addition to our patents, we rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. Such means of protecting our proprietary rights may not be adequate because such laws provide only limited protection. Despite precautions that we take, it may be possible for unauthorized third parties to duplicate aspects of our technologies or the current or future products or technologies of our business units or to obtain and use information that we regard as proprietary. Additionally, our competitors may independently develop similar or superior technology. Policing unauthorized use of proprietary rights is difficult, and some international laws do not protect proprietary rights to the same extent as United States laws. Litigation periodically may be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others.

     Risks of our infringement upon the technology of unrelated parties or entities

        We are not aware and do not believe that any of our technologies or products infringe the proprietary rights of third parties. Nevertheless, third parties may claim infringement with respect to our current or future technologies or products or products manufactured by others and incorporating our technologies. We expect that developers of speech-enabled technologies increasingly will be subject to infringement claims as the number of products and competitors in the industry grows and the functionality of products in different industry segments overlaps. Responding to any such claims, whether or not they are found to have merit, could be time consuming, result in costly litigation, cause development delays, or require us to enter into royalty or license agreements. Royalty or license agreements may not be available on acceptable terms or at all. As a result, infringement claims could have a material adverse affect on our business, operating results, and financial condition.

We are subject to the risk that certain key personnel, including key scientific employees and independent contractors named below, on whom we depend, in part, for our operations, will cease to be involved with us.

        We are dependent on the knowledge, skill and expertise of several key scientific and business development employees, including John A. Oberteuffer, Ph.D., Dale Lynn Shepherd, Mark Hamilton, R. Brian Moncur, Doug Jensen, Edward
A. Bruckert, K. H. Loken-Kim, John E. Holmgren, Kirk Flygare and Kirk Feller.; independent contractors including C. Hal Hansen, Tony R. Martinez, Ph.D., Kenneth P. Hite and Rolf-Juergen Bruess; and executive officers, including Thomas A. Murdock, Roger D. Dudley and William A. Maasberg, Jr. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Although we have taken reasonable steps to protect our intellectual property rights including obtaining non-competition and non-disclosure agreements from all of our employees and independent contractors, if one or more of our key scientific employees, executive employees or independent contractors resigns from Fonix to join a competitor, to the extent not prohibited by such person's non-competition and non-disclosure agreement, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on our business. We do not presently have any key man life insurance on any of our employees except Mr. Dudley, for whom we carry a policy with a face amount of $4 million. We are the named beneficiary.

Our charter and bylaws and Delaware law contain provisions which may delay or prevent a change of control.

        Provisions of our charter and bylaws may make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. These provisions could limit the price that investors might be willing to pay in the future for shares of Class A common stock. These provisions include:

     1. procedures for advance notification of stockholder nominations and proposals; and

     2. the ability of the board of directors to alter our bylaws without stockholder approval.

        In addition, the board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The board of directors utilized this right when approving and issuing the Series A through Series F preferred stock. The issuance of preferred stock, while providing flexibility in connection with financings or acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

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



We have no dividend history and have no intention to pay dividends in the foreseeable future.

        We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future.

There may be additional unknown risks which could have a negative effect on us and our business.


        The risks and uncertainties described in this section are not the only ones facing Fonix. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the foregoing risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our Class A common stock could decline.

                       Information about Fonix Corporation

Management's Discussion and Analysis of Financial Condition and Results of Operations

THIS STATEMENT OF MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD- LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS WE ANTICIPATE, AND WHICH ARE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001.

Overview

        Since inception, we have devoted substantially all of our resources to research, development and acquisition of software technologies that enable intuitive human interaction with computers, consumer electronics, and other intelligent devices. Through December 31, 2001, we have incurred significant cumulative losses and losses are expected to continue until the effects of recent marketing and sales efforts begin to take effect, if ever. We continue to emphasize product delivery and sales while achieving technology upgrades to maintain our perceived competitive advantages.

        In our current marketing efforts, we seek to form relationships with third parties who can incorporate speech-enabling technologies into new or existing products. Such relationships may be structured in any of a variety of ways including traditional technology licenses, collaboration or joint marketing agreements co-development relationships through joint ventures or otherwise, and strategic alliances. The third parties with whom Fonix presently has such relationships and with which we may have similar relationships in the future include developers of application software, operating systems, computers, microprocessor chips, consumer electronics, automobiles, telephony and other products.

Significant Accounting Policies

        Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Significant accounting policies and areas where substantial judgements are made include:

          Intangible  and  Long-lived  Assets -  Intangible  assets  consist  of goodwill, purchased Core Technologies, customer relationships, trademarks and patents. Amortization is computed on a straight-line basis over the estimated useful lives, ranging from five to ten years.

          The carrying values of our intangible and long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. If such an event occurred, we would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections indicate that the carrying value of the long-lived asset would not be recoverable, the carrying value would be reduced by the estimated excess of the carrying value over the projected discounted cash flows.

          During the fourth quarter of 2001, we determined that goodwill recorded in connection with our handwriting recognition ("HWR")

          technology was impaired due to the expiration or termination of related customer license agreements and insufficient funding to further develop or market the technology or pursue other prospects for future revenue generation. Accordingly, the unamortized balance of $2,056,295 was charged to expense in 2001.

          We did not consider any of our other intangible or long-lived assets to be impaired at December 31, 2001. However, should our marketing and sales plans not materialize in the near term, the realization of our intangible assets could be severely and negatively impacted. The accompanying consolidated financial statements have been prepared based on our estimates of realizability, which estimates may change due to factors beyond our control.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. Accordingly, effective January 1, 2002, amortization of goodwill and intangible assets with indefinite lives wasdiscontinued. Other intangible assets will continue to be amortized over their useful lives. We amortized $1,029,545 of goodwill for each of the years ended December 31, 2001, 2000 and 1999. Effective January 1, 2002, we will apply the requirements of SFAS No. 142, and management will perform an impairment test of goodwill and intangible assets with indefinite lives. The effect of the application of those requirements on our financial position and results of operations has not been determined, but it could be material. Any transitional impairment loss will be recognized as a cumulative change in accounting principle.

          In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement establishes financial accounting and reporting standards for the impairment or disposal of long-lived assets. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The application of these requirements is not expected to have a material effect on our financial position and results of operations.

          Revenue Recognition - We recognize revenues in accordance with the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" and related interpretations. We generate revenues from licensing the rights to our software products to end users and from royalties. We also generate service revenues from the sale of consulting and development services.

          Revenues from license, royalties and maintenance are recognized upon shipment of the software if there are no significant post-contract obligations. If significant post-contract obligations exist, revenues are recognized when those obligations have been satisfied. Revenues from development and consulting services are recognized as the services are completed.

          Cost of revenues from license, royalties and maintenance consists of costs to distribute the product (including the cost of the media on which it is delivered), installation and support personnel compensation, licensed technology and other related costs. Cost of service revenues consists of personnel compensation, licensed technology and other related costs.

          Stock-based Compensation Plans - We account for our stock-based compensation issued to employees and directors under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB Opinion No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of our common stock, and amortized to expense over the vesting period. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the quoted fair value of our common stock, and is recognized on the date of award or purchase. SFAS No. 123, "Accounting for Stock Based Compensation", requires pro forma information regarding net loss and net loss per common share as if we had accounted for our stock options granted under the fair value method.

          We account for our stock-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123 and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

          The estimated fair value of stock-based compensation issued to non-employees is subject to assumptions made regarding risk-free interest rates, expected exercise lives and volatility. Actual results could differ from these estimates.

          Imputed Interest Expense and Income - Interest is imputed on long-term debt obligations and notes receivable where management has determined that the contractual interest rates are below the market rate for instruments with similar risk characteristics.

Results of Operations

2001 Compared to 2000

        During 2001, we recorded revenues of $607,644, a decrease of $49,209 from $656,853 for 2000. The decrease in 2001 was due in part to the poor economic conditions in the telecommunications sector of the economy, where much of our revenue has been generated in the past. Furthermore, sales and marketing efforts have not yet increased revenues, in spite of considerable progress in developing partnerships in key markets. Also, certain advance payments received for royalties have not yet been recognized.

        Selling, general and administrative expenses were $11,651,565 for 2001 and $10,722,313 for 2000, an increase of $929,252. The change is a result of increases of $1,492,025 in compensation-related expenses due to personnel added for sales and marketing efforts, $199,012 in occupancy costs, $496,518 in legal fees related to acquisition, regulatory filing, litigation and other general corporate activities, $480,452 in travel-related expenses and $421,550 in promotion and advertising expenses resulting from increased sales and marketing efforts. These increases were offset, in part, by a decrease of $2,033,024 in consulting and outside services incurred in 2000 but not repeated in 2001 and a decrease of $51,731 in other operating expenses.

        We incurred research and product development expenses of $8,119,924 during 2001, an increase of $2,248,510 from 2000. The greatest portion of this increase was a result of $2,043,181 in additional compensation-related expenses incurred by adding engineering and product development personnel for development of product applications and solutions. In addition to this increase, $299,864 of additional expenses were incurred by consultants and outside services in development of speech- enabling applications and solutions for customers. Future development efforts will continue to focus on product applications and solutions utilizing the speech-enabling technologies developed to date.

        In 2001, we recognized an impairment of goodwill related to HWR technology that was acquired in 1998. Without immediate customer prospects, we have chosen not to provide further funding to develop the market or the HWR technology at this time. Accordingly, we determined that the related goodwill is impaired and the unamortized balance of $2,056,295 was expensed in 2001 . Even though the value of this technology has been reduced to $0 for financial reporting purposes, the Company will continue to evaluate opportunities for licensing this technology to others in the future.

        Net other expense was $173,221 for 2001, a decrease of $3,818,127 from 2000. Financing activities in 2001 were accomplished through equity lines of credit rather than debt securities or preferred stock. Accordingly, interest expense incurred in 2001 was $3,968,773 less than in 2000. A beneficial conversion feature of $3,447,623 was recorded in 2000 in connection with the issuance of a convertible promissory note, along with other interest incurred on the obligation. Interest income decreased by $58,910 due to lower cash balances maintained throughout the year.

2000 Compared to 1999

        The results of operations disclosed below give effect to the sale of our Healthcare Solutions Group ("HSG") in September 1999 and the classification of the HSG's net assets and operating activities as discontinued operations.

        During 2000, we recorded revenues of $656,853, an increase of $217,346 from $439,507 for 1999. The increase in 2000 resulted primarily from increased activity in licensing of TTS channels in telephony applications.

        Selling, general and administrative expenses were $10,722,313 for 2000 and $9,498,753 for 1999, an increase of $1,223,560. Excluding a compensation charge in 1999 in the amount of $1,443,300 for obligations to certain executives for expenses incurred on our behalf, the increase from 1999 is actually $2,666,860. The increase is due to consulting expense of $2,294,756 resulting from compensation paid in shares of Class A common stock for services rendered to us by outside consultants. Also contributing to the increase is other compensation expense in the amount of $628,000 incurred as a result of the exercise of stock appreciation rights. Other changes resulting from sales and marketing activity undertaken by us as indicated by the marketing strategy described above were not significant in 2000, but will impact future periods.

        We incurred product development and research expenses of $5,871,414 during 2000, a decrease of $2,037,814 from 1999. This decrease was due to the ongoing effects of management's cost reduction initiatives implemented in 1999 and the transition of emphasis from research and development towards sales and marketing. We also experienced decreases in product development and research costs as we completed development of certain TTS and ASR products.

        Net other expense was $3,991,348 for 2000, an increase of $292,559 from 1999. Interest income increased by $44,260 from earnings on the funds held in escrow in connection with the sale of the HSG. Interest and related finance charges increased by $367,644 as a result of debt financing activities. Included in interest expense are charges resulting from beneficial conversion features incurred in connection with a convertible promissory note in the amount of $3,447,623 in 2000 and the Series C convertible debentures in the amount of $1,750,000 in 1999.

Selected Quarterly Operations Data

        The following tables set forth selected unaudited statement of operations data for each of the quarters in the years ended December 31, 2001 and 2000. This data has been derived from our unaudited financial statements that have been prepared on the same basis as the audited financial statements and in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information when read in connection with the financial statements and the related notes. Our quarterly operating results have varied substantially in the past and may vary substantially in the future. Conclusions about our future results for any period should not be drawn from the selected unaudited statement of operations data, either for any particular quarter or taken as a whole.


                                                               For the Quarter Ended
                                         -------------------------------------------------------------------
                                           March 31,       June 30,       September 30,   December 31, 2001
                                             2001            2001             2001
                                         -------------- ---------------- ---------------- ------------------
                                                                    (Unaudited)

Net sales                                $    132,713   $      107,568   $      265,646   $        101,717

Loss before equity in loss of
affiliate and extraordinary item           (4,248,617)      (6,349,338)      (5,744,452)        (7,690,262)

Net loss                                   (4,248,617)      (6,543,765)      (5,931,343)        (7,843,082)

Basic and diluted loss before
extraordinary item per common share             (0.02)           (0.03)           (0.02)             (0.03)

Basic and diluted loss per common share         (0.02)           (0.03)           (0.02)             (0.03)

                                                              For the Quarter Ended
                                         -----------------------------------------------------------------
                                           March 31,       June 30,     September 30,   December 31, 2000
                                             2000            2000            2000
                                         -------------- --------------- --------------- ------------------
                                                                   (Unaudited)

Net sales                                $     56,447   $     143,825   $     172,222   $        284,359
Loss before equity in loss of
affiliate and extraordinary item           (5,819,130)     (4,778,159)     (8,451,438)        (3,761,950)
Net loss                                   (5,787,153)     (4,731,272)     (8,451,438)        (3,791,366)
Basic and diluted loss before
extraordinary item per common share             (0.06)          (0.03)          (0.05)             (0.02)
Basic and diluted loss per common share         (0.06)          (0.03)          (0.05)             (0.02)

Liquidity and Capital Resources

        We must raise additional funds to be able to satisfy our cash requirements during the next 12 months. Research and development, corporate operations and marketing expenses will continue to require additional capital. Because we presently have only limited revenue from operations, we intend to continue to rely primarily on financing through the sale of our equity and debt securities to satisfy future capital requirements until such time as we are able to enter into additional third-party licensing, collaboration or co-marketing arrangements such that we will be able to finance ongoing operations from license, royalty and sales revenue. There can be no assurance that we will be able to enter into such agreements. Furthermore, the issuance of equity or debt securities which are or may become convertible into our equity securities in connection with such financing could result in substantial additional dilution to our stockholders.

        We had negative working capital of $6,102,151 at December 31, 2001, compared to minimal working capital of $180,356 at December 31, 2000. The current ratio was 1:5.9 at December 31, 2001, compared to 1.05:1 at December 31, 2000. Current assets decreased by $2,507,443 from December 31, 2000 to December 31, 2001. Current liabilities increased by $3,775,064 to $7,346,918 during the same period. The change in working capital reflects, in part, the use of the funds released from an escrow relating to the sale of the HSG in March 2001, plus an increase in current obligations related to notes payable issued in connection with the purchase of assets from Force Computers, Inc. and the investment in Audium Corporation. Total assets were $15,068,538 at December 31, 2001, compared to $17,517,373 at December 31, 2000, the decrease resulting primarily from amortization of intangible assets.

Convertible Notes Receivable

        Through November 30, 2001, we loaned $455,000 under the terms of convertible promissory notes to an unrelated entity (the "Borrower") with whom we are engaged in development activities. The notes were unsecured, bore interest at an annual rate of 7.5 percent, and were to mature 120 days from the issuance date of each note.

        The Borrower is a provider of natural-language-understanding solutions for CRM applications. Fonix speech-enabling technology is a component of these solutions.

        On December 1, 2001, we established a revolving line of credit and convertible promissory note that permits the Borrower to draw up to $1,000,000 for operations and other purposes, including the amounts loaned under the initial convertible promissory notes. Effective February 1, 2002, the line of credit and convertible promissory note were increased to $2,000,000. Draws are subject to our approval, bear interest at an annual rate of seven percent, which interest is payable quarterly beginning June 30, 2002, and are secured by intellectual property and other assets of the Borrower. The unpaid principal, together with interest accrued thereon, is due and payable on December 31, 2002, and is convertible into common shares of the Borrower at our option. Based upon borrowings through December 31, 2001, such conversion would represent approximately a five percent ownership of the Borrower.

        In December, the Borrower drew an additional $175,000 on the convertible promissory note, bringing the total outstanding balance to $630,000 as of December 31, 2001. Subsequent to December 31, 2001 through April 3, 2002, the Borrower drew an additional $655,000 under the terms of the convertible promissory note.

Investment In Audium Corporation

        In February 2001, we entered into a collaboration agreement with Audium Corporation to provide an integrated platform for generating Voice XML solutions for Internet and telephony systems. Audium is a mobile application service provider that builds and operates mobile applications that allow access to Internet information and to complete online transactions using any telephone. The collaboration includes integration of our technologies with Audium's mobile applications development capability.

        Note Receivable - In connection with the collaboration agreement with Audium, in February and May 2001, we advanced an aggregate of $400,000 to Audium as a bridge loan (the "Audium Note"). The loan bears interest at a rate of five percent per year, has a term of four years and is convertible into shares of Audium Series A Convertible Preferred Stock ("Audium Preferred Stock"). The Audium Note is convertible into shares of Audium Preferred Stock at a price of $1.46 per share in the event of (i) Audium raising an additional $2,000,000 prior to October 6, 2002, (ii) Audium's merger or consolidation, (iii) a qualified public offering of Audium common stock, (iv) an event of default under a note payable from Fonix (see Fonix Note below), or (v) Audium's aggregate gross revenues for the months of January through June 2003 exceeding $1,000,000. The Audium Note is secured by Audium's intellectual property. Further, at the closing, Audium granted us a fully paid, worldwide, non-exclusive license to Audium's software to make, manufacture, and use the software and any derivative works if Audium declares bankruptcy or ceases to do business.

        Management determined that a 12 percent annual interest rate better reflects the risk characteristics of the Audium Note. Accordingly, interest was imputed at 12 percent and the Audium Note was recorded at its original present value of $302,909. For the year ended December 31, 2001, we recorded interest income of $29, 663, including contractual and imputed interest.

         As of December 31, 2001, the balance of the Audium Note was $322,309, net of the unaccreted discount.

        Investment - On April 11, 2001, we closed a stock purchase agreement with Audium, wherein we agreed to purchase up to $2,800,000 of Audium Preferred Stock at a price of $1.46 per share. At closing we paid $200,000 in cash and gave Audium a non-interest bearing note (the "Fonix Note") for the remaining $2,600,000 (see below). Each share of Audium Preferred Stock is convertible into one share of Audium's common stock. The stock purchase agreement also entitles Fonix to elect one member of Audium's board of directors. Audium also granted Fonix certain registration rights which become effective after the closing of a public offering by Audium.

        On April 11, 2001, and through December 31, 2001, our investment in Audium represented 26.7 percent of Audium's voting stock. As a result, we account for our investment in Audium using the equity method of accounting. Accordingly, we recognized a loss of $534,138 in the consolidated statements of operations consisting of $259,414 related to our share of Audium's net loss for the period from April 11, 2001 through December 31, 2001 and $274,724 for the amortization of the difference between the purchase price of the Audium Preferred Stock and our portion of Audium's net stockholders' deficit that is amortized on a straight-line basis over a period of eight years.

        A summary of the results of Audium's operations for the period from April 11, 2001 through December 31, 2001 and net assets (liabilities) as of December 31, 2001 is as follows:

                                      (Unaudited)

Net sales                       $         434,859
Loss from operations                     (959,285)
Net loss                                 (971,583)

Current assets                            591,646
Total assets                              832,670
Current liabilities                      (604,677)
Total liabilities                      (1,027,272)
Net liabilities                          (194,602)


        Note Payable - The Fonix Note is payable in 13 monthly installments of $200,000 beginning on June 1, 2001 , and bears no interest unless an event of default occurs, in which case it will bear interest at 12 percent per year. No events of default have occurred to date.

        At closing, Audium issued 14 share certificates to Fonix, each certificate for 136,986 shares of Audium Preferred Stock , and delivered one certificate in exchange for the initial payment of $200,000. The remaining certificates are held by Audium as collateral for the Fonix Note under the terms of a security agreement. For each monthly payment of $200,000 or multiple payments that aggregate $200,000, Audium will release to Fonix one certificate for 136,986 shares of Audium Preferred Stock.

        Through September 30, 2001, three payments of $200,000 were made on the Fonix Note . Effective October 1, 2001, the terms of the Fonix Note were modified to reduce the monthly payments to the following amounts: $75,000 for September 2001, $100,000 for October 2001, $125,000 for November 2001 and $150,000 for December 2001 and January 2002. Thereafter, monthly payments of $200,000 are scheduled through August 2002. No other terms of the original Fonix Note were affected by the modification. Subsequent to December 31, 2001, payments amounting to $550,000 have been made as required by the modified terms.

        Management determined that a 12 percent annual interest rate reflects the risk characteristics of the Fonix Note. Accordingly, interest has been imputed at 12 percent and we recorded a present value of $2,370,348 for the note payable. For the year ended December 31, 2001, we recorded interest expense of $164,405 related to this note.

Promissory Note

        On December 14, 2001, we entered into an Asset Purchase Agreement with Force Computers, Inc. As part of the consideration for the purchase price we issued a non-interest bearing promissory note in the amount of $1,280,000. We determined that a seven percent annual interest rate reflects the risk characteristics of the this promissory note. Accordingly, interest has been imputed at seven percent and we recorded a discount of $40,245 for the note payable. From the purchase date through December 31, 2001, we recorded interest expense of $4,098 related to this promissory note.

        As collateral for the promissory note, 7,000,000 shares of our Class A common stock were placed into escrow . Under the terms of the escrow, the shares will not be released to Force unless we are delinquent or late with respect to any payment under the Note. Also, under the terms of the Asset Purchase Agreement, we are required to deposit all receipts from customers acquired in this transaction into a joint depository account. We have the right to withdraw such funds; however, in the event of default on any payments to Force under the terms of the promissory note, Force has the right to withdraw funds from the depository account until the deficiency in payment is covered, at which time, we may again have use of the funds. To date, required payments have been made when due.

Notes Payable

        We had unsecured demand notes payable to former stockholders of an acquired entity in the aggregate amount of $77,625 outstanding as of December 31, 2001. During 2000, certain holders of these notes made demand for payment. We are attempting to negotiate a reduced payoff of these notes.

Preferred Stock

        During 2001, 164,500 shares of Series D convertible preferred stock and related accrued dividends were converted into 13,978,440 shares of Class A common stock. As of December 31, 2001, there were no shares of Series D preferred stock outstanding.

        During 2001, 6,073 shares of Series F convertible preferred stock and related accrued dividends were converted into 519,067 shares of Class A common stock. As of December 31, 2001, there were no shares of Series F preferred stock outstanding.



Equity Lines of Credit

        On August 8, 2000, we entered into a Private Equity Line Agreement ("Equity Line") with a private investor ("Equity Line Investor") that gives us the right to draw up to $12,500,000 for operations and other purposes, through a mechanism of draws and puts of stock. We are entitled to draw funds and to "put" to the Equity Line Investor shares of Class A common stock in lieu of repayment of the draw. The number of shares issued is determined by dividing the dollar amount of the draw by 90 percent of the average of the two lowest closing bid prices of Class A common stock over the seven trading-day period following the date the put notice is tendered. The Equity Line Investor is required to fund the amounts requested by us within two trading days after the seven trading-day period.

        During 2001, draws against the Equity Line in the amount of $5,510,000 were converted into 26,353,141 shares of Class A common stock. Subsequent to

December 31, 2001, additional draws amounting to $2,756,836 were converted into 29,187,136 shares of Class A common stock. As of April 3, 2002, $259,657 remain available to be drawn on the Equity Line.

        On April 6, 2001, we entered into a second private equity line agreement (the "Second Equity Line") with the same Equity Line Investor. Under the Second Equity Line, we have the right to draw against an equity line of credit up to $20,000,000 under terms that are substantially similar to the terms of the initial Equity Line.

        From the inception of the Second Equity Line through December 31, 2001, draws taken under the Second Equity Line amounted to $13,425,000 and were converted to 118,013,005 shares of Class A common stock. Subsequent to December 31, 2001, additional draws amounting to $4,643,164 were converted into 83,897,735 shares of Class A common stock. As of April 3, 2002, $1,931,836 remain available to be drawn on the Second Equity Line.

Stock Options and Warrants

        During 2001, we granted options to purchase 8,134,950 shares of Class A common stock at exercise prices ranging from $0.07 to $0.73 per share. All options were granted at the quoted market price at the date of grant. Of the options granted during this period, 1,233,000 vested immediately, 625,000 vest over 18 months, and the balance of 6,276,950 vest over the three years following issuance. If not exercised, all options expire within ten years from the date of grant. As of December 31, 2001, we had options outstanding to purchase 24,078,813 shares of Class A common stock. Subsequent to December 31, 2001, we granted options to purchase 6,109,000 shares of Class A common stock at exercise prices ranging from $0.05 to $0.11 per share. All options were granted at the quoted market price at the date of grant. Of the options granted during this period, options to purchase 1,000,000 shares vested immediately and the options to purchase the remaining 5,109,000 shares vest over three years following the issuance. As of April 3, 2002, we had outstanding options to purchase 29,482,909 shares of our Class A common stock.

        Our option plans provide for stock appreciation rights that allow the grantee to receive shares of our Class A common stock equivalent in value to the difference between the designated exercise price and the fair market value of our stock at the date of exercise. As of December 31, 2001, there are options to purchase 33,334 shares of Class A common stock outstanding which provide for stock appreciation rights. These options have an exercise price of $1.00 per share. If not exercised by September 2002, the options with these rights will expire.

        As of April 3, 2002, we had warrants to purchase a total of 2,675,000 shares of Class A common stock outstanding.

Summary of Contractual Obligations

        The following summary reflects payments due under long-term obligations as of December 31, 2001:


                              Payments Due By Year

Contractual Obligations

                                              Payments Due By
Contractual Obligations                             Year
                                     Total      Less Than One  One to Three
Notes payable                       $ 2,907,625    $ 2,907,625        $    --
Capital lease obligations                20,310         20,310             --
Operating lease obligations           1,693,255        881,224        812,031
                                    -----------    -----------      ---------
Total contractual cash obligations  $ 4,621,190    $ 3,809,159      $ 812,031
                                    ===========    ===========      =========




Other

        We presently have no plans to purchase new research and development or office facilities.


                                     Outlook

Corporate Objectives and Technology Vision

        Our objective is that our Core Technologies become the platform for the next generation of speech-enabling applications and products. Most speech recognition products offered by other companies are based on technologies that are largely in the public domain and represent nothing particularly "new" or creative. The Fonix Core Technologies are based on proprietary technology that is protected by various patents and trade secrets. We believes our speech-enabling technologies provide a superior competitive advantage compared to other technologies available in the marketplace. In order to accomplish this objective, we intend to proceed as follows:

        Substantially Increase Marketing and Sales Activities. We intend to hire additional sales and marketing personnel, both domestically and internationally, who will focus on the automotive embedded and wireless mobile markets, computer telephony and server solution markets and personal software for consumer applications. To address global opportunities, we will continue to develop or acquire additional speech-enabling products and technologies for foreign languages and dialects. We will also make a significant investment in the "Powered by Fonix" Partner Program in order to build sales and marketing opportunities with software developers, resellers and corporate partners.

        Expand Strategic Relationships. We have a number of strategic collaboration and marketing arrangements with developers and VARs. We intend to expand such relationships and add additional similar relationships, specifically in the mobile communications, PDA, IVR and Internet portal markets. As s.Manager becomes increasingly recognized as a dynamic development platform, we expect s.Manager to be the product around which many of these relationships are structured. Further, when we are able to identify "first mover" speech-enabling applications in which we can integrate our Core Technologies, we intend to investigate investment opportunities in order to obtain preferred or priority collaboration rights.

        Continue to Develop and Enhance the Core Technologies. We plan to continue to invest significant resources in the development and acquisition of speech-enabling technologies, developer tools and development frameworks to maintain our competitive advantages.

        As we proceed to implement our strategy and to reach our objectives, we anticipate further development of complementary technologies, added product and applications development expertise, access to market channels and additional opportunities for strategic alliances in other industry segments. The strategy we have adopted has significant risk and shareholders and others interested in us and our Class A common stock should carefully consider the risks set forth under the heading "Risk Factors" above and in our 2001 Annual Report on Form 10-K, Item 1, Part 1.

                Special Note Regarding Forward-Looking Statements

        Certain statements contained herein under, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Outlook," including statements concerning (i) our strategy, (ii) our expansion plans,
(iii) the market for and potential applications of our technologies, (iv) the results of product development and research efforts, and (v) the growth of our business contain certain forward-looking statements concerning our operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not necessarily limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2001.



            Market Price of and Dividends on our Class A Common Stock

        Market information

        Our Class A common stock is listed on the OTC Bulletin Board under the trading symbol FONX. The following table shows the range of high and low sales price information for our Class A common stock as quoted on the OTC Bulletin Board for the calendar year 2002 through April 3, 2002, and for the four quarters of calendar 2001 and calendar 2000 . The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                                       Calendar Year
                                         2002*             2001             2000
                                    -------------    --------------    ---------------
                                    High     Low     High     Low       High     Low
                                    -----   -----    -----    -----    ------   ------

First Quarter                       $0.13   $0.04    $0.95    $0.31    $ 2.50   $0.25
Second Quarter                      $0.11   $0.11    $0.61    $0.28    $ 1.81   $1.00
Third Quarter                                        $0.32    $0.06    $ 1.39   $0.50
Fourth Quarter                                       $0.24    $0.07    $ 0.94   $0.28

* Through           April 3, 2002

        The high and low sales prices for our Class A common stock on April 3, 2002, were $0.11 and $0.11, respectively. As of April 1, 2002, there were 463,280,512 shares of Fonix Class A common stock outstanding, held by approximately 702 holders of record and 46,724 beneficial holders. This number of beneficial holders represents an estimate of the number of actual holders of our stock, including beneficial owners of shares held in "nominee" or "street" name. The actual number of beneficial owners is not known to us.

        We have never declared any dividends on our Class A common stock and it is expected that earnings, if any, in future periods will be retained to further the development and sale of our technologies and products. No dividends can be paid on our common stock until such time as all accrued and unpaid dividends on our preferred stock have been paid.

                             Selected Financial Data

        The selected consolidated financial information set forth below is derived from our consolidated balance sheets and statements of operations as of and for the years ended December 31, 2001, 2000, 1999, 1998 and 1997. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included in this Report.

                                                                   For the Year Ended December 31,
                                                  ---------------------------------------------------------------------------------
                                                      2001           2000             1999             1998              1997
                                                  --------------  --------------  --------------  ----------------  ---------------
Statement of Operations Data:
Revenues                                          $     607,644   $    656,853    $     439,507   $    2,604,724    $           --
Selling, general and administrative expenses         11,651,565     10,722,313        9,498,753        8,817,643        12,947,112
Product development and research                      8,119,924      5,871,414        7,909,228       13,060,604         7,066,294
Amortization of intangible assets                     2,453,491      2,457,829        2,588,896        1,712,267                --
Impairment loss on handwriting recognition
technology                                            2,056,295             --               --               --                --
Purchased in-process research and  development               --        474,000               --        9,315,000                --
Other expense, net                                     (173,221)    (3,991,348)      (3,698,789)      (6,507,245)       (1,558,678)
Loss from continuing operations                     (24,032,669)   (22,810,677)     (19,949,196)     (36,843,475)      (21,572,084)
Equity in loss of affiliate                            (534,138)            --               --               --                --
Loss from discontinued operations                            --             --       (2,187,080)      (6,275,307)               --
Gain (loss) on extraordinary items                           --         49,448          473,857               --          (881,864)
Net loss                                            (24,566,807)   (22,761,229)     (21,662,419)     (43,118,782)      (22,453,948)
Basic and diluted net loss per common share       $       (0.10)   $     (0.16)   $       (0.31)  $        (0.91)   $        (0.59)
Basic and diluted weighted average number of
common shares outstanding                           239,131,247    162,684,298       76,753,709       52,511,185        42,320,188

                                                                              As of December 31,
                                             -----------------------------------------------------------------------
                                                 2001           2000          1999          1998          1997
                                             -------------- ------------- ------------- ------------- --------------

Balance Sheet Data:

Current assets                               $   1,244,767  $  3,752,210  $    480,885  $ 20,638,070  $  21,148,689
Total assets                                    15,068,538    17,517,373    19,173,147    61,912,791     22,894,566
Current liabilities                              7,346,918     3,571,854     5,285,681    35,317,045     20,469,866
Long-term debt, net of current portion                  --        19,767     3,971,107            --         52,225
Stockholders' equity                             7,721,620    13,925,752     8,086,359    24,765,746      2,372,475

               Index to Financial Statements of Fonix Corporation

Report of Independent Public Accountants                                  F-2

Consolidated Balance Sheets as of December 31, 2001 and 2000              F-3

Consolidated Statements of Operations for the Years Ended
        December 31, 2001, 2000 and 1999                                  F-4



Consolidated Statements of Stockholders' Equity for the Years
        Ended December 31, 2001, 2000 and 1999                            F-5

Consolidated Statements of Cash Flows for the Years Ended
        December 31, 2001, 2000 and 1999                                  F-7

Notes to Consolidated Financial Statements                                F-9


Changes in and disagreements with accountants on accounting and financial disclosure.

        During the years ended December 31, 2001, 2000, and 1999, and through the date hereof, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).





                                 Use of proceeds

        All of the shares of Class A common stock issued in connection with the Equity Line, if and when sold, are being offered and sold by the Selling Stockholder or its pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from those sales.

                             Selling Security Holder

        The Selling Stockholder is not affiliated in any way with Fonix or any of our affiliates, and neither the Selling Stockholder nor any of its affiliates have any relationship of any type with us and our affiliates other than the presently established investment relationships between the Selling Stockholder, on the one hand, and Fonix, on the other hand. The Selling Stockholder, Queen LLC ("Queen" or the "Equity Line Investor"), has received or may receive shares of Fonix Class A common stock in connection with the Equity Line and the Second Equity Line when we put our Class A common shares to Queen.

        The following table provides information about the actual and potential ownership of shares of Fonix Class A common stock by the Selling Stockholder in connection with the Equity Line and the Second Equity Line as of April 3, 2002, and the number of such shares included for sale in this Prospectus. The number of shares of Class A common stock issuable under the Equity Line and the Second Equity Line varies according to the market price at and immediately preceding the put date. Solely for purposes of estimating the number of shares of Class A common stock that would be issuable to the Selling Stockholder as set forth in the table below, Fonix and the Selling Stockholder have assumed a hypothetical put by Fonix of the remaining amount of $259,657 under the Equity Line and $1,931,836 under the Second Equity Line as of April 3, 2002, on which date the conversion price would have been approximately $0.10. The actual conversion price and the number of Shares issuable upon such conversions or put by us could differ substantially.

        Under the terms and conditions of the Second Equity Line Agreement, a Selling Stockholder is prohibited from converting such preferred stock or having shares put to them under the Equity Line to the extent such conversion by such person or put by us would result in that person beneficially owning more than 4.999% of the then outstanding shares of Fonix Class A common stock following such conversion. This restriction may be waived by a Selling Stockholder as to itself, but not as to other holders of such preferred stock, and only upon not less than 75 days' notice to Fonix. This restriction does not prevent such holders from either waiving such limitation or converting or receiving put shares and selling some of their convertible security position and thereafter converting the rest or another significant portion of their holding or receiving additional put shares. In this way, the Selling Stockholder could sell more than 4.999% of the outstanding Fonix Class A common stock in a relatively short time frame while never beneficially owning more than 4.999% of the outstanding Fonix Class A common stock at a time. For purposes of calculating the number of shares of Class A common stock issuable to each Selling Stockholder assuming a put of the full amounts under the Second Equity Line, as set forth below, the effect of such 4.999% limitation has been disregarded. The number of shares issuable to the Selling Stockholder as described in the table below therefore may exceed the actual number of shares such Selling Stockholder may be entitled to beneficially own under the Equity Line and the Second Equity Line. The following information is not determinative of any Selling Stockholder's beneficial ownership of Fonix Class A common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

                                        Shares of
                                        Class A          Percentage
                                        Common Stock     of Class A
                                        Owned by or      Common                           Number of       Percentage
                                        Issuable to      Stock  Owned                     Shares of       of Class A
                                        Selling          By or            Number of       Class A         Common Stock
                                        Stockholder      Issuable to      Shares of       Common          Beneficially
Name of Selling Stockholder             From Second      Selling          Class A         Stock Owned     Owned After
                                        Equity Line      Stockholder      Common Stock    After           the Offering
                                        Prior to         Prior to         Offered         Offering
                                        Offering         Offering (1)     Hereby (2)
--------------------------------------  --------------   --------------   --------------  -------------   --------------
Queen LLC                               303,624,765 (3)   61.52%           22,136,293 (4)      (5)              (5)

---------------------

        (1) As noted above, the Selling Stockholder is prohibited by the terms of the Equity Line Agreement and the Second Equity Line Agreement from having shares put to them under the Equity Line or the Second Equity Line to the extent that such conversion by such person or put of shares by us would result in that person beneficially owning more than 4.999% of the then outstanding shares of Fonix Class A common stock following such conversion. The percentages set forth are not determinative of any Selling Stockholder's beneficial ownership of Fonix Class A common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

        (2) The registration statement of which this prospectus is a part covers up to 38,400,000 shares of Class A common stock issuable under the Equity Line and up to 31,600,000 shares of Class A common stock issuable under the Second Equity Line. Because the specific circumstances of the issuances under the Equity Line and the Second Equity Line are unascertainable at this time, the precise total number of shares of Fonix Class A common stock offered by the Selling Stockholder cannot be fixed. The numbers set forth below represent the number of shares of Fonix Class A common stock that have been issued and that would be issuable, and hence offered in part hereby, assuming a put of the full remaining amount under the Equity Line and the Second Equity Line, as of April 3, 2002. The actual number of shares of Fonix Class A common stock offered hereby may differ according to the actual number of shares issued upon such conversions.

         (3)      Includes:
                     11,544,775 shares of Class A common stock issued in
                           connection with the exercise of the conversion right under the Note as of October 13, 2000, of the full $7,500,000 face amount of the Note, together with interest accrued thereon. These shares were sold by this investor under a prior registration statement.
                     68,032,957 shares of Class A common stock issued in
                           connection with a puts by us under the Equity Line. These shares were sold by this investor under this registration statement and prior registration statements.
                       2,622,798 shares of Class A common stock issuable in
                           connection with a hypothetical put as of April 3, 2002, by us of the remaining $259,657 available under the Equity Line to this investor. This prospectus covers the resale of up to 38,400,000 shares.
                   201,910,740 shares of Class A common stock issued upon puts under the Second Equity Line through April 3, 2002. These shares were sold by this investor under this registration statement and prior registration statements.
                     19,513,495 shares of Class A common stock issuable upon a
                           hypothetical put of the remaining $1,931,836 available under the Second Equity Line as of April 3, 2002. This prospectus registers only up to 31,600,000 shares of Class A common stock issuable under the Second Equity Line.

         (4)      Includes:
                       2,622,798 shares of Class A common stock issuable in
                           connection with a hypothetical put as of April 3, 2002, by us of the remaining $259,657 available under the Equity Line to this investor. This prospectus covers the resale of up to 38,400,000 shares.
                     19,513,495 shares of Class A common stock issuable upon a
                           hypothetical put of the remaining $1,931,836
                           available under the Second Equity Line as of April 3, 2002. This prospectus registers only up to 31,600,000 shares of Class A common stock issuable under the Second Equity Line.

         (5) There is no assurance that the Selling Stockholder will sell any or all of the shares offered hereby.



        The Selling Stockholder is an entity controlled by David Sims.




                              Plan of distribution

        Once the registration statement of which this prospectus is part becomes effective with the Commission, the Shares covered by this prospectus may be offered and sold from time to time by the Selling Stockholder or its pledgees, donees, transferees or successors in interest. Such sales may be made on the OTC Bulletin Board, in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by any means permitted under law, including one or more of the following:

          o a block trade in which a broker-dealer engaged by the Selling Stockholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

          o an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

          o ordinary brokerage transactions in which the broker solicits purchasers; and

          o    privately negotiated transactions.

In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

        In connection with distributions of the Shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares covered by this prospectus in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell the Shares short and redeliver the Shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares, which the broker-dealer may resell or otherwise transfer under this prospectus. The Selling Stockholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

        We have advised the Selling Stockholder that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby.

        All costs, expenses and fees in connection with the registration of the shares will be borne by us. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Stockholder. The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act of 1933. We will not receive any proceeds from the sale of the Shares.

        We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective for a period of 3 years. Trading of any unsold shares after the expiration of such period will be subject to compliance with all applicable securities laws, including Rule 144.

        The Selling Stockholder is not obligated to sell any or all of the Shares covered by this prospectus.

        In order to comply with the securities laws of certain states, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the sale and issuance of Shares may be subject to the notice filing requirements of certain states.


                                  Regulation M

        The Company has informed the Selling Stockholder that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to it with respect to any purchase or sale of the Company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the Company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

        During any distribution period, Regulation M prohibits the Selling Stockholder and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the Company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Stockholder will be offering and selling the Company's common stock at the market, Regulation M will prohibit it from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

                                  Legal matters

        The validity of the Shares offered hereby will be passed upon for Fonix by Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.

                      Table of Contents

Summary about Fonix Corporation and this offering..............................2
Recent developments............................................................4
Important information incorporated by reference................................5
Where to get additional information............................................5
Explanation about forward-looking information..................................6
Risk factors...................................................................7
Information about Fonix Corporation ..........................................15
Management's discussion and analysis of financial condition
        and results of operations.............................................15
Special note regarding forward-looking statements.............................23
Market price of and dividends on Fonix Class A common stock...................23
Selected financial data.......................................................24
Index to financial statements of Fonix Corporation............................25
Changes in and disagreements with accountants on accounting
        and financial disclosure..............................................25
Use of proceeds...............................................................25
Selling security holder.......................................................25
Plan of distribution..........................................................27
Regulation M..................................................................28
Legal matters.................................................................28


                              --------------------


Dealer Prospectus Delivery Obligation. Until July 15, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                                Fonix Corporation

                                   70,000,000
                                     SHARES

                              CLASS A COMMON STOCK

                              --------------------

                                   PROSPECTUS

                               -------------------


                                 April 16, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.


Filing Fee - Securities and Exchange Commission   $        387
Legal fees and expenses of the Company                  20,000
Accounting fees and expenses                            15,000
Blue Sky fees and expenses                                 --
Printing expenses                                          500
Miscellaneous expenses                                   5,000
                                                  ------------
Total Expenses                                    $     40,887
                                                  ============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Ninth of the registrant's Charter provides that, the registrant shall, "to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

        Article VII, Section 7 of the registrant's Bylaws further provides that the registrant "shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware."



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ITEM 16. LIST OF EXHIBITS.

5              Opinion of Durham Jones & Pinegar, P.C.*

23.1           Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5.*

23.2           Consent of Independent Public Accountants.*

24             Power of Attorney*

-------------------

*       Filed previously.


ITEM 17. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and
        (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 3rd day of April, 2002.

                                  Fonix Corporation

                                  By: /s/ Thomas A. Murdock
                                     ---------------------------
                                  Thomas A. Murdock
                                  President, Chief Executive Officer



                                  By: /s/ Roger D. Dudley
                                     ---------------------------
                                  Roger D. Dudley
                                  Executive Vice President, Chief Financial
                                  Officer, and Principal Accounting Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 3rd, 2002.


Signature                     Title
------------                  ----------------------

/s/ Thomas A. Murdock         Chief Executive Officer, President,
--------------------------    Chairman of the Board of Directors
Thomas A. Murdock             (Principal Executive Officer)

/s/ Roger D. Dudley           Executive Vice President,
--------------------------    Chief Financial Officer, and Director
Roger D. Dudley               (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ John A. Oberteuffer       Director
--------------------------
John A. Oberteuffer, Ph.D.

/s/ William A. Maasberg Jr.   Director
--------------------------
William A. Maasberg Jr.

/s/ Roger D. Dudley*          Director
--------------------------
Mark S. Tanner

* Signed by Roger D. Dudley,
attorney-in-fact, pursuant
to power of attorney

                                  EXHIBIT INDEX

5              Opinion of Durham Jones & Pinegar, P.C.*

23.1           Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5.*

23.2           Consent of Independent Public Accountants.*

24             Power of Attorney (See page II-5 of this Registration Statement)*

-----------------

*       Filed previously.

                                TABLE OF CONTENTS



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                     F-2

CONSOLIDATED FINANCIAL STATEMENTS:

  Consolidated Balance Sheets as of December 31, 2000 and 1999               F-3

  Consolidated Statements of Operations for the Years Ended
          December 31, 2000, 1999 and 1998                                   F-4

  Consolidated Statements of Stockholders' Equity for the Years
          Ended December 31, 2000, 1999 and 1998                             F-5

  Consolidated Statements of Cash Flows for the Years Ended
          December 31, 2000, 1999 and 1998                                   F-7

  Notes to Consolidated Financial Statements                                 F-9

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fonix Corporation:

We have audited the accompanying consolidated balance sheets of Fonix Corporation (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fonix Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operating activities since its inception. The Company expects these losses and negative cash flows from operating activities to continue at least through December 31, 2001. As of December 31, 2000, the Company has minimal tangible net worth of $983,988, an accumulated deficit of $143,040,284, minimal working capital of $180,356 and $224,436 of accounts payable over 60 days past due. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




ARTHUR ANDERSEN LLP

Salt Lake City, Utah
March 29, 2001

                                Fonix Corporation
                           CONSOLIDATED BALANCE SHEETS


ASSETS
                                                                                                               December 31,
                                                                                                       -----------------------------
                                                                                                           2000           1999
                                                                                                       -------------- --------------
Current assets:
      Cash and cash equivalents                                                                        $   1,413,627  $     232,152
      Funds held in escrow                                                                                 2,151,006              -
      Accounts receivable, net of allowance for doubtful accounts of $20,000 in 2000 and 1999                131,872        184,901
      Prepaid expenses and other current assets                                                               55,705         63,832
                                                                                                       -------------- --------------

          Total current assets                                                                             3,752,210        480,885

Funds held in escrow                                                                                               -      2,038,003

Property and equipment, net of accumulated depreciation of $1,445,288 and $1,938,494, respectively           718,711      1,148,802

Intangible assets, net of accumulated amortization of  $6,850,286 and $4,392,457, respectively            12,941,764     15,399,593

Other assets                                                                                                 104,688        105,864
                                                                                                       -------------- --------------


          Total assets                                                                                 $  17,517,373  $  19,173,147
                                                                                                       ============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                                                 $     655,352  $   1,359,040
      Accrued liabilities                                                                                    553,448        907,033
      Accrued liabilities - related parties                                                                1,564,133      1,814,134
      Deferred revenues                                                                                      677,071        127,849
      Notes payable - related parties                                                                         77,625         77,625
      Capital lease obligation - current portion                                                              44,225              -
      Advances on issuance of convertible preferred stock                                                          -      1,000,000
                                                                                                       -------------- --------------

          Total current liabilities                                                                        3,571,854      5,285,681

Capital lease obligation, less current portion                                                                19,767              -
Series C convertible debentures                                                                                    -      3,971,107
                                                                                                       -------------- --------------

          Total liabilities                                                                                3,591,621      9,256,788
                                                                                                       -------------- --------------

Common stock and related repricing rights subject to redemption; 1,801,802 shares and
      repricing rights outstanding in 1999                                                                         -      1,830,000
                                                                                                       -------------- --------------

Commitments and contingencies (Notes 1,10,12,14, 15 and 18)

Stockholders' equity:
      Preferred stock, $.0001 par value;  50,000,000 shares authorized:
          Series A, convertible; 166,667 shares outstanding
               (aggregate liquidation preference of $6,055,012 at December 31, 2000)                         500,000        500,000
          Series D, 4% cumulative convertible; 164,500 and 381,723 shares outstanding in 2000 and
               1999, respectively (aggregate liquidation preference of $3,601,819
               at December 31, 2000)                                                                       4,288,178      9,095,910
          Series F, 6% cumulative convertible; 6,073 shares outstanding in 2000
               (aggregate liquidation preference of $128,242 at December 31, 2000)                           112,438              -
      Common stock, $0.0001 par value; 300,000,000 shares authorized:
          Class A voting,  191,296,988 and 123,535,325 shares outstanding in 2000
               and 1999, respectively                                                                         19,130         12,353
          Class B non-voting, none outstanding                                                                     -              -
      Additional paid-in capital                                                                         148,904,860    112,769,420
      Outstanding warrants to purchase Class A common stock                                                3,141,430      2,850,530
      Deferred consulting expenses                                                                                 -       (435,051)
      Accumulated deficit                                                                               (143,040,284)  (116,706,803)
                                                                                                       -------------- --------------

          Total stockholders' equity                                                                      13,925,752      8,086,359
                                                                                                       -------------- --------------

          Total liabilities and stockholders' equity                                                   $  17,517,373  $  19,173,147
                                                                                                       ============== ==============



          See accompanying notes to consolidated financial statements.

                                Fonix Corporation
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                                                           Year Ended December 31,
                                                                             ----------------------------------------------
                                                                                  2000           1999            1998
                                                                             --------------- -------------- ---------------

Revenues                                                                     $      656,853  $     439,507  $    2,604,724
Cost of revenues                                                                     27,436         24,932          35,440
                                                                             --------------- -------------- ---------------

     Gross margin                                                                   629,417        414,575       2,569,284
                                                                             --------------- -------------- ---------------

Expenses:
     Selling, general and administrative                                         10,722,313      9,498,753       8,817,643
     Product development and research                                             5,871,414      7,909,228      13,060,604
     Amortization of intangible assets                                            2,457,829      2,588,896       1,712,267
     Purchased in-process research and development                                  474,000              -       9,315,000
                                                                             --------------- -------------- ---------------

         Total expenses                                                          19,525,556     19,996,877      32,905,514
                                                                             --------------- -------------- ---------------

Loss from operations                                                            (18,896,139)   (19,582,302)    (30,336,230)
                                                                             --------------- -------------- ---------------

Other income (expense):
     Interest income                                                                139,283         95,023       1,075,021
     Interest expense                                                            (4,004,111)    (3,636,467)     (1,470,689)
     Other                                                                         (126,520)      (157,345)              -
     Cancellation of common stock reset provision                                         -              -      (6,111,577)
                                                                             --------------- -------------- ---------------

         Total other expense, net                                                (3,991,348)    (3,698,789)     (6,507,245)
                                                                             --------------- -------------- ---------------

Loss from continuing operations before income tax benefit                       (22,887,487)   (23,281,091)    (36,843,475)

Income tax benefit                                                                   76,810      3,331,895               -
                                                                             --------------- -------------- ---------------

Loss from continuing operations                                                 (22,810,677)   (19,949,196)    (36,843,475)

Discontinued operations:
     Operating loss of HealthCare Solutions Group                                         -     (5,953,726)     (6,275,307)
     Gain on disposal of HealthCare Solutions Group, net of income
          taxes of $3,100,000                                                             -      3,766,646               -
                                                                             --------------- -------------- ---------------

Loss before extraordinary item                                                  (22,810,677)   (22,136,276)    (43,118,782)

Extraordinary item - Gain on forgiveness of debt, net of income taxes of
         $29,416 in 2000 and $281,895 in 1999                                        49,448        473,857               -
                                                                             --------------- -------------- ---------------

Net loss                                                                     $  (22,761,229) $ (21,662,419) $  (43,118,782)
                                                                             =============== ============== ===============


Basic and diluted net loss per common share                                  $        (0.16) $       (0.31) $        (0.91)
                                                                             =============== ============== ===============

          See accompanying notes to consolidated financial statements.

                                Fonix Corporation
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                        Outstanding
                                                              Preferred Stock          Common Stock       Additional     Warrants
                                                         -------------------------- ---------------------   Paid-in     to Purchase
                                                           Shares         Amount      Shares      Amount    Capital     Common Stock
                                                         ------------ ------------- ------------ -------- ------------  ------------

Balance, December 31, 1997                                   379,167  $  5,812,444   43,583,875  $ 4,358  $ 38,637,059  $  2,936,360

Common stock issued for debt costs                                 -             -       35,000        4        50,310            -

Options issued for services                                        -             -            -        -       320,100            -

Common stock issued for patent                                     -             -       24,814        3       100,804            -

Warrants issued for cash                                           -             -            -        -             -      472,928

Exercise of options and warrants                                   -             -      265,000       27       505,333         (360)

Common stock issued for cash                                       -             -    4,000,000      400    16,965,754            -

Shares issued for acquisition of AcuVoice, Papyrus
    and Articulate                                                 -             -   10,944,081    1,094    28,686,933            -

Series D preferred stock issued for cash                     550,000    10,453,846            -        -             -            -

Series E preferred stock issued for cash                     100,000     1,950,000            -        -             -            -

Conversions of preferred stock to common stock              (327,428)   (8,221,395)   4,081,234      407     8,220,988            -

Shares issued in connection with the relinquishment
    of a reset provision                                     608,334    11,166,678    1,390,476      139    (5,055,240)           -

Expiration of warrants                                             -             -            -        -        85,670      (85,670)

Amortization of deferred consulting expense                        -             -            -        -             -            -

Dividends on preferred stock                                       -     4,797,249            -        -             -            -

Net loss for the year ended December 31, 1998                      -             -            -        -             -            -
                                                         ------------ ------------- ------------  ------- ------------  ------------

Balance, December 31, 1998                                 1,310,073    25,958,822   64,324,480    6,432    88,517,711    3,323,258

Options issued during the year for services                        -             -            -        -        12,540            -

Extension of option expiration dates                               -             -            -        -       241,375            -

Conversions of preferred stock                              (761,683)  (18,129,770)  52,981,431    5,298    18,124,472            -

Common stock issued for services                                   -             -    1,200,000      120       474,880            -

Common stock issued for principal reduction
     on debentures                                                 -             -    6,000,000      600     3,278,293            -

Common stock returned and canceled                                 -             -     (970,586)     (97)   (1,000,819)           -

Warrants issued with Series C debentures                           -             -            -        -             -      438,240

Warrants issued for services                                       -             -            -        -             -      260,000

Expiration of warrants                                             -             -            -        -     1,170,968   (1,170,968)

Amortization of deferred consulting expenses                       -             -            -        -             -            -

Beneficial conversion features on Series C debentures              -             -            -        -     1,750,000            -

Preferred stock dividends                                          -     1,766,858            -        -             -            -

Reduction of accrued offering costs                                -             -            -        -       200,000            -

Net loss for the year ended December 31, 1999                      -             -            -        -             -            -
                                                         ------------ ------------- ------------  ------- ------------  ------------

Balance, December 31, 1999                                   548,390     9,595,910  123,535,325   12,353   112,769,420    2,850,530

Conversion of promissory note                                      -             -   11,544,775    1,154     7,589,717            -

Beneficial conversion features on promissory note                  -             -            -        -     3,447,623            -

Conversions of Series C debentures                                 -             -   10,385,364    1,039     4,261,025            -

Sale of Series F preferred shares                            316,036     2,750,000            -        -             -            -

Beneficial conversion features on Series D
    preferred stock                                                -       236,400            -        -             -            -

Conversions of preferred stock to common stock              (527,186)  (10,622,745)  23,779,198    2,379    10,620,366            -

Reclassification of common stock subject to redemption             -             -    1,801,802      180     1,829,820            -

Exercise of repricing rights                                       -             -    4,568,569      457          (457)           -

Issuance of common stock under equity line of credit               -             -   12,492,680    1,249     3,853,053            -

Shares issued upon settlement of litigation                        -             -      260,145       26        81,269            -

Issuance of common stock for services                              -             -    1,862,069      186     2,016,491            -

Issuance of stock options and warrants for
    services and technology                                        -  $          -            -  $     -  $    234,856  $   530,250

Appreciation of warrants issued for services                       -             -            -        -             -      537,500

Extension of option expiration dates                               -             -            -        -        52,067            -

Exercise of stock options and stock appreciation rights            -             -      767,061       77     1,094,790            -

Exercise of warrants                                               -             -      300,000       30       392,970     (115,000)

Expiration of warrants                                             -             -            -        -       661,850     (661,850)

Amortization of deferred consulting expenses                       -             -            -        -             -            -

Preferred stock dividends                                          -     2,941,051            -        -             -            -

Net loss for the year ended December 31, 2000                      -             -            -        -             -            -
                                                         ------------ ------------- ------------ -------- ------------  ------------

Balance, December 31, 2000                                   337,240  $  4,900,616  191,296,988  $19,130  $148,904,860  $  3,141,430
                                                         ============ ============= ============ ======== ============  ============




                                                          Deferred
                                                         Consulting    Accumulated
                                                          Expenses       Deficit          Total
                                                         ------------ --------------- -------------

Balance, December 31, 1997                               $         -  $  (45,017,746) $  2,372,475

Common stock issued for debt costs                                 -               -        50,314

Options issued for services                                 (320,100)              -             -

Common stock issued for patent                                     -               -       100,807

Warrants issued for cash                                           -               -       472,928

Exercise of options and warrants                                   -               -       505,000

Common stock issued for cash                                       -               -    16,966,154

Shares issued for acquisition of AcuVoice, Papyrus
    and Articulate                                                 -               -    28,688,027

Series D preferred stock issued for cash                           -               -    10,453,846

Series E preferred stock issued for cash                           -               -     1,950,000

Conversions of preferred stock to common stock                     -               -             -

Shares issued in connection with the relinquishment
    of a reset provision                                           -               -     6,111,577

Expiration of warrants                                             -               -             -

Amortization of deferred consulting expense                  213,400               -       213,400

Dividends on preferred stock                                       -      (4,797,249)            -

Net loss for the year ended December 31, 1998                      -     (43,118,782)  (43,118,782)
                                                         ------------ --------------- -------------

Balance, December 31, 1998                                  (106,700)    (92,933,777)   24,765,746

Options issued during the year for services                        -               -        12,540

Extension of option expiration dates                               -               -       241,375

Conversions of preferred stock                                     -               -             -

Common stock issued for services                            (375,000)              -       100,000

Common stock issued for principal reduction
     on debentures                                                 -               -     3,278,893

Common stock returned and canceled                                 -               -    (1,000,916)

Warrants issued with Series C debentures                           -               -       438,240

Warrants issued for services                                (127,500)              -       132,500

Expiration of warrants                                             -               -             -

Amortization of deferred consulting expenses                 174,149               -       174,149

Beneficial conversion features on Series C debentures              -               -     1,750,000

Preferred stock dividends                                          -      (2,110,607)     (343,749)

Reduction of accrued offering costs                                -               -       200,000

Net loss for the year ended December 31, 1999                      -     (21,662,419)  (21,662,419)
                                                         ------------ --------------- -------------

Balance, December 31, 1999                                  (435,051)   (116,706,803)    8,086,359

Conversion of promissory note                                      -               -     7,590,871

Beneficial conversion features on promissory note                  -               -     3,447,623

Conversions of Series C debentures                                 -               -     4,262,064

Sale of Series F preferred shares                                  -               -     2,750,000

Beneficial conversion features on Series D
    preferred stock                                                -        (236,400)            -

Conversions of preferred stock to common stock                     -               -             -

Reclassification of common stock subject to redemption             -               -     1,830,000

Exercise of repricing rights                                       -               -             -

Issuance of common stock under equity line of credit               -               -     3,854,302

Shares issued upon settlement of litigation                        -               -        81,295

Issuance of common stock for services                              -               -     2,016,677

Issuance of stock options and warrants for
    services and technology                              $         -  $            -  $    765,106

Appreciation of warrants issued for services                (537,500)              -             -

Extension of option expiration dates                               -               -        52,067

Exercise of stock options and stock appreciation rights            -               -     1,094,867

Exercise of warrants                                               -               -       278,000

Expiration of warrants                                             -               -             -

Amortization of deferred consulting expenses                 972,551               -       972,551

Preferred stock dividends                                          -      (3,335,852)     (394,801)

Net loss for the year ended December 31, 2000                      -     (22,761,229)  (22,761,229)
                                                         ------------ --------------- -------------

Balance, December 31, 2000                               $         -  $ (143,040,284) $  13,925,752
                                                         ============ =============== =============


          See accompanying notes to consolidated financial statements.

                                Fonix Corporation
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       Year Ended December 31,
                                                                      ----------------------------------------------------------
                                                                            2000                 1999                1998
                                                                      ------------------   -----------------   -----------------
Cash flows from operating activities:
      Net loss                                                        $     (22,761,229)   $    (21,662,419)   $    (43,118,782)
      Adjustments to reconcile net loss to net cash
        used in operating activities:
         Issuance of common stock for services                                1,328,100             158,600             151,121
         Non-cash expense related to issuance of debentures,
           warrants, and preferred and common stock                           4,725,201           2,411,349           7,118,577
         Non-cash compensation expense related to issuance and
           extension of stock options                                           914,922             360,615             213,400
         Non-cash portion of purchased in-process research and
               development                                                      474,000                   -          13,136,000
         Loss on disposal of property and equipment                             126,520             154,940                   -
         Gain on sale of HealthCare Solutions Group                                   -          (3,766,646)                  -
         Depreciation and amortization                                        3,093,612           5,256,532           3,285,845
         Income tax benefit                                                     (76,810)         (3,331,895)
         Extraordinary gain on forgiveness of debt                              (49,448)           (473,857)                  -
         Changes in assets and liabilities, net of effects
               of acquisitions:
            Accounts receivable                                                  53,029            (245,432)           (148,498)
            Prepaid expenses and other current assets                             8,127              (5,560)            (93,388)
            Funds held in escrow                                               (113,003)            (38,003)                  -
            Other assets                                                          1,176                 944             (80,198)
            Accounts payable                                                   (543,529)         (1,650,337)          2,941,898
            Accrued liabilities                                                 120,638             514,312               8,189
            Accrued liabilities - related party                                (250,001)          1,143,185            (311,743)
            Deferred revenues                                                   549,222             632,242              81,266
                                                                      ------------------   -----------------   -----------------

         Net cash used in operating activities                              (12,399,473)        (20,541,430)        (16,816,313)
                                                                      ------------------   -----------------   -----------------

Cash flows from investing activities, net of effects
               of acquisitions:
      Purchase of property and equipment                                       (239,908)            (99,090)         (1,305,091)
      Proceeds from sale of property and equipment                                    -              50,000                   -
      Proceeds from sale of HealthCare Solutions Group                                -          21,805,982                   -
      Acquisition of subsidiaries, net of cash acquired                               -                   -         (15,323,173)
      Issuance of notes receivable                                                    -                   -            (745,000)
      Payments received on notes receivable                                           -             245,000                   -
                                                                      ------------------   -----------------   -----------------

         Net cash provided by (used in) investing activities                   (239,908)         22,001,892         (17,373,264)
                                                                      ------------------   -----------------   -----------------

Cash flows from financing activities:
      Proceeds from issuance of convertible promissory note payable
         and convertible debentures, net                                      7,500,000           6,254,240                   -
      Proceeds from sale of common stock, net                                 3,854,302                   -          16,966,155
      Proceeds from sale of preferred stock, net                              1,750,000                   -          12,403,846
      Proceeds from exercise of stock options                                   466,866                   -             210,000
      Proceeds from exercise of warrants                                        278,000                   -             295,000
      Proceeds from sale of warrants                                                  -             438,240             472,928
      Proceeds from other notes payable                                               -           6,953,760             560,000
      Proceeds from (payments on) revolving note payable, net                         -         (20,038,193)          1,376,671
      Payments on revolving note payable - related parties, net                       -          (7,895,178)           (469,869)
      Proceeds from sale of common stock and related
          repricing rights subject to redemption, net                                 -                   -           1,830,000
      Payments on other notes payable                                                 -          (7,788,000)                  -
      Principal payments on capital lease obligations                           (28,312)            (60,684)            (49,325)
      Advances on issuance of convertible preferred stock                             -           1,000,000                   -
      Bank overdraft                                                                  -            (138,034)            138,034
                                                                      ------------------   -----------------   -----------------

         Net cash provided by (used in) financing activities                 13,820,856         (21,273,849)         33,733,440
                                                                      ------------------   -----------------   -----------------

Net increase (decrease) in cash and cash equivalents                          1,181,475         (19,813,387)           (456,137)

Cash and cash equivalents at beginning of year                                  232,152          20,045,539          20,501,676
                                                                      ------------------   -----------------   -----------------

Cash and cash equivalents at end of year                              $       1,413,627    $        232,152    $     20,045,539
                                                                      ==================   =================   =================


          See accompanying notes to consolidated financial statements.

                                Fonix Corporation
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)


                                                               Year Ended December 31,
                                                    --------------------------------------
Supplemental disclosure of cash flow information:        2000         1999        1998
                                                    ------------- ----------- ------------

      Cash paid during the year for interest        $    455,047  $ 1,186,695 $  1,392,987
      Cash paid during the year for income taxes    $      2,606  $        -  $         -

Supplemental Schedule of Non-cash Investing and Financing Activities:

      For the Year Ended December 31, 2000:

          Accrued preferred stock dividends of $191,051 on Series D and Series F preferred stock.

          Converted 217,223 shares of Series D preferred stock and related dividends of $255,600 into 15,436,378 shares of Class A common stock.

          Converted 309,963 shares of Series F preferred stock and related dividends of $34,042 into 8,342,820 shares of Class A common stock.

          Recorded preferred stock dividends of $2,750,000 related to the beneficial conversion features of Series F convertible preferred stock.

          Converted $7,500,000 of principal and $90,870 of interest from the convertible promissory note into 11,544,775 shares of Class A common stock.

          Issued 600,000 warrants valued at $474,000 to an executive officer and director of the Company as consideration for the rights to certain pen and voice input technology.

          Issued 228,364 shares of Class A common stock to two former directors of the Company upon the exercise of 400,000 options as stock appreciation rights.

          A    total  of   $3,971,107  in  principal  of  Series  C  convertible
               debentures and related interest of $290,957 were converted into 10,385,364 shares of Class A common stock.

          Issued 4,568,569 shares of Class A common stock upon the exercise of repricing rights associated with the common stock subject to redemption.

          Issued 1,250,000 shares of common stock to an unrelated party for consulting fees valued at $1,328,100.

          Issued 612,069 shares of Class A common stock valued at $688,578 as payment for liquidation damages and a restructuring fee in connection with the Series D preferred stock agreement.

          Recorded interest expense of $3,447,623 for a beneficial conversion feature on a promissory note.

          Entered into a capital lease obligation for equipment in the amount of $92,304.

          Issued 260,145 shares of Class A common stock having a market value of $81,295 in settlement of litigation.

          Issued 45,000 warrants valued at $11,250 for consulting services.

      For the Year Ended December 31, 1999:

          Entered into capital lease obligations for equipment in the amount of $57,332.

          Applied advances to employees totaling $59,986 as payments on a related-party note payable.

          A total of 143,230 shares of Class A common stock previously pledged to a bank by certain officers and directors of the Company as collateral for Company credit card debt were sold by the bank and the proceeds were used to pay the debt and the related accrued interest in full totaling $244,824.

          A total of 100,000 shares of Class A common stock previously pledged to a law firm by certain officers and directors of the Company as collateral for legal work were sold by the law firm and the proceeds were used to pay for legal services totaling $72,335.

          A total of 970,586 shares of Class A common stock previously held by certain shareholders and originally valued at $1,000,916 were returned to the Company in settlement of litigation.

          Issued 6,000,000  shares of Class A common stock valued at  $3,278,893 to the guarantors of the Series C convertible debentures as indemnification for the sale of their shares by the holders of the Series C convertible debentures held as collateral for these debentures. The proceeds of $3,278,893 received by the holders were used to pay liquidation damages and retire Series C convertible debentures in the amounts of $750,000 and $2,528,893, respectively.

          Recorded  preferred  stock  dividends  of  $997,148   related  to  the
               beneficial conversion features of Series D and Series E preferred stock.

          Accrued preferred stock dividends of $769,710 on Series D and Series E preferred stock.

          Recorded dividends totaling $343,749 relating to the liquidation damage provisions of Series D and Series E preferred stock and Series C convertible debentures.

          Issued 200,000 shares of Class A common stock to an unrelated party for consulting fees valued at $100,000.

          Converted 626,611 shares of Series D preferred stock and related dividends of $587,388 into 47,252,275 shares of Class A common stock.

          Converted 135,072 shares of Series E preferred stock and related dividends of $66,015 into 5,729,156 shares of Class A common stock.

          Of the sales proceeds from the sale of the HealthCare Solutions Group, $2,500,000 was placed in an escrow account, $500,000 of which was subsequently released.

          A revolving note payable in the amount of $50,000 was paid by a former employee and is included as an account payable.

          Promissory notes held by certain shareholders were reduced by $414,991 in settlement of litigation.

          Issued 1,000,000 shares of Class A common stock to two unrelated parties for consulting fees valued at $375,000 of which $316,400 was deferred at December 31, 1999.

          Issued 1,000,000 warrants to three unrelated parties for legal services valued at $260,000 of which $118,651 was deferred at December 31, 1999.

      For the Year Ended December 31, 1998:

          Preferred stock dividends of $3,461,543 were recorded related to the beneficial conversion features of convertible preferred stock.

          Preferred stock dividends of $335,706 were accrued on convertible preferred stock.

          A total of 27,500 shares of Series B convertible preferred stock and related dividends of $8,531 were converted into 193,582 shares of common stock.

          A total of 185,000 shares of Series C convertible preferred stock and related dividends of $123,129 were converted into 1,295,919 shares of common stock.

          Issued 1,390,476 shares of common stock and 608,334 shares of Series D
               4% convertible preferred stock in connection with the cancellation of an existing reset provisions and costs associated with the issuance of Series D 4% convertible preferred stock.

          Recorded  preferred  stock  dividends  of  $1,000,000  related  to the issuance of 1,390,476 common shares and 608,334 shares of Series D 4% convertible preferred stock in connection with the cancellation of an existing reset provision.

          Exchanged 150,000 shares of Series D 4% convertible preferred stock for 150,000 shares of Series E 4% convertible preferred stock.

          Converted 114,928 shares of Series E convertible preferred stock and related dividends of $15,969 into 2,591,733 shares of common stock.

          Issued 2,692,216 shares of common stock having a market value of $16,995,972 in connection with the acquisition of AcuVoice, Inc.

          Issued 5,140,751 shares of common stock having a market value of $8,353,720 and notes payable of $4,747,339 in connection with the acquisition of Articulate Systems, Inc.

          Issued 3,111,114 shares of common stock having a market value of $3,208,336 and notes payable of $1,710.000 in connection with the acquisition of Papyrus.

          Issued notes payable of $348,145 in connection with the acquisition of certain assets of The MRC Group, Inc.












          See accompanying notes to consolidated financial statements.

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations -Fonix Corporation (the "Company" or "Fonix") is engaged in developing, acquiring and marketing proprietary natural user interface ("NUI") technologies. The Company's NUI technologies include automated speech recognition ("ASR"), text-to-speech ("TTS") and handwriting recognition ("HWR"). The Company markets its NUI technologies to embedded and server markets. The
Company  has  received   various  patents  for  certain  elements  of  its  core
technologies and has filed applications for other patents covering various aspects of its technologies. The Company seeks to develop relationships and strategic alliances with third-party developers and vendors in telecommunications, computers, electronic devices and related industries, including producers of application software, operating systems, computers and microprocessor chips. Revenues are generated through licensing of its NUI technologies and related applications.

Basis of Presentation - The Company generated revenues of $656,853, incurred a net loss from continuing operations totaling $22,810,677 and had negative cash flows from operating activities totaling $12,399,473 for the year ended December 31, 2000. As of December 31, 2000, the Company had minimal tangible net worth of $983,988, an accumulated deficit of $143,040,284, minimal working capital of $180,356 and $224,436 of accounts payable over 60 days past due. The Company expects to continue to incur significant losses and negative cash flows from operating activities through at least December 31, 2001, primarily due to significant expenditure requirements associated with marketing and developing its NUI technologies. These factors, as well as the risk factors set out elsewhere in the Company's Annual Report on Form 10-K, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management plans to fund the operations of the Company through proceeds from sales of debt and equity securities and cash flows from license and royalty arrangements. There can be no assurance that management's plans will be successful.

The Company was in the development stage from inception (October 1, 1993) through December 31, 1999.

Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Fonix/AcuVoice, Inc. and Fonix/Papyrus, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. During 1999, two wholly owned subsidiaries, Fonix Systems Corporation and Fonix/Articulate, Inc., were merged into the Company. In September 1999, the Company sold its HealthCare Solutions Group ("HSG"), consisting primarily of the assets and operations of Fonix/Articulate, Inc. The results of the operations of the HSG are presented as discontinued operations (see Note 2).

Cash and Cash Equivalents - The Company considers all highly liquid, short-term investments with a maturity of three months or less to be cash equivalents.

Funds Held in Escrow - Funds held in escrow pursuant to terms of the sale of the HSG were held in interest-bearing accounts and became available to the Company on March 2, 2001. These funds were received by the Company on March 29, 2001.

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

           Furniture and fixtures       5 years
           Computer equipment           3 to 5 years
           Leasehold improvements       18 months to 8 years

Leasehold improvements are amortized over the shorter of the useful life of the applicable asset or the remaining lease term. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the consolidated statements of operations in the year of disposition.

Intangible Assets - Intangible assets consist of the purchase cost of completed technology and goodwill in connection with the acquisitions of AcuVoice, Inc., Papyrus Development Corporation, and Papyrus Associates, Inc. (see Note 2) and direct costs incurred by the Company in applying for patents covering its technologies. Amortization is computed on a straight-line basis over the estimated useful lives of the completed technology, goodwill and patents ranging from five to eight years.

Valuation of Long-lived Assets - The carrying value of the Company's long-lived assets is reviewed for impairment whenever events or changes in circumstances indicate that it may not be recoverable. If such an event occurred, the Company would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections indicate that the carrying value of the long-lived asset would not be recoverable, the discounted carrying value would be reduced by the estimated excess of the carrying value over the projected cash flows. As of December 31, 2000, management of the Company does not consider any of the Company's long-lived assets to be impaired. However, should the Company's marketing and sales plan not materialize in the near term, the realization of the Company's intangible assets could be severely and negatively impacted. The accompanying consolidated financial statements have been prepared based on management's estimates of realizability, which estimates may change due to factors beyond the control of the Company.

Revenue Recognition - The Company recognizes revenues in accordance with the provisions of Statement of Position No. 97-2, "Software Revenue Recognition". The Company generates revenues from licensing the rights to its software products to end users and from royalties. The Company also generates service revenues from the sale of consulting and development services.

Revenues from software license agreements are recognized upon shipment of the software if there are no significant postcontract obligations. If postcontract obligations exist, revenues are recognized when those obligations have been satisfied. Revenues from development and consulting services are recognized as the services are completed.

Cost of revenues consists of costs to distribute the product (including the cost of the media on which it is delivered), installation and support personnel salaries and licensed technology and related costs.

Research and Development - All expenditures for research and development are charged to expense as incurred. The Company incurred total research and development expenses of $5,871,414 in 2000, $7,909,228 in 1999 and $13,060,604
in 1998. During 2000, the Company recorded $474,000 of in-process research and development costs related to the acquisition of certain technology rights from a director and executive officer of the Company in exchange for warrants to purchase 600,000 shares of the Company's Class A common stock (see Note 10). In 1998, the Company recorded $9,315,000 and $3,821,000, respectively, of in-process research and development

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


purchased in connection with the acquisitions of AcuVoice, Inc. and Articulate Systems, Inc. However, as a result of the subsequent disposition of the HSG, the costs related to Articulate Systems, Inc. are reflected in discontinued operations (see Note 2).

Income Taxes - The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

Stock-based Compensation Plans - The Company accounts for its stock-based compensation issued to employees and directors under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB Opinion No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of the company's common stock, and amortized to expense over the vesting period. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of the company's common stock, and is recognized on the date of award or purchase. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation", requires pro forma information regarding net loss and net loss per common share as if the Company had accounted for its stock options granted under the fair value method. This pro forma disclosure is presented in
Note 9.

The Company accounts for its stock-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123 and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

Concentration of Credit Risks - The Company's cash and cash equivalents are maintained in bank deposit accounts which exceed federally insured limits. Cash equivalents consist of highly liquid securities with maturities of three months or less when purchased. The Company has not experienced any losses with respect to these deposits. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs on-going credit evaluations of its customers and maintains allowances for possible losses, which when realized, have been within the range of management's expectations.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The book values of the Company's assets and liabilities approximate their fair values. The estimated fair values have been determined using appropriate market information and valuation methodologies.

Net Loss Per Common Share - Basic and diluted net loss per common share are calculated by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the year. At December 31, 2000, 1999 and 1998, there were outstanding common stock equivalents to purchase 38,541,003, 56,869,449 and 38,319,638 shares of common stock, respectively, that were not included in the

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

The following table is a reconciliation of the net loss numerator of basic and diluted net loss per common share for the years ended December 31, 2000, 1999 and 1998.

                                                  2000                     1999                     1998
                                        ----------------------   ----------------------   ----------------------
                                                        Loss                     Loss                     Loss
                                                         per                      per                      per
                                             Loss       Share         Loss       Share         Loss       Share
                                        -------------  -------   -------------  -------   -------------  -------
Loss from continuing operations         $ (22,810,677)           $ (19,949,169)           $ (36,843,475)
Preferred stock dividends                  (3,335,852)              (2,110,607)              (4,797,249)
                                        -------------            -------------            -------------
Net loss from continuing operations
   attributable to common
   stockholders                           (26,146,529) $ (0.16)    (22,059,803) $ (0.29)    (41,640,724) $ (0.79)
Discontinued operations, net of taxes              -        -       (2,187,080)   (0.03)     (6,275,307)   (0.12)
Extraordinary item, net of taxes               49,448     0.00         473,857     0.01              -         -
                                        -------------  -------   -------------  -------   -------------  -------
Net loss attributable to common
   stockholders                         $ (26,097,081) $ (0.16)  $ (23,773,026) $ (0.31)  $ (47,916,031) $ (0.91)
                                        =============  =======   =============  =======   =============  =======
Weighted average common shares
   outstanding                            162,684,298               76,753,709               52,511,185
                                        =============            =============            =============


Recently Enacted Accounting Standards - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that derivative instruments be recorded in the balance sheet as either an asset or liability measured at their fair values and that changes in the fair values be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of this statement will not have a material effect on the Company's consolidated financial statements as the Company does not currently hold any derivative or hedging instruments.

Reclassifications - Certain reclassifications have been made in the prior years' consolidated financial statements to conform with the current year presentation.

2.  ACQUISITIONS AND DISCONTINUED OPERATIONS

AcuVoice, Inc. - In March 1998, the Company created a wholly owned subsidiary (Fonix/AcuVoice, Inc.) that acquired AcuVoice, Inc. ("AcuVoice"). AcuVoice developed and marketed TTS technologies and products directly to end users, systems integrators and original equipment manufacturers for use in the telecommunications, multi-media, education and assistive technology markets. These same products and services are now provided by the Company. The Company issued 2,692,216 shares of restricted Class A common stock (having a market value of $16,995,972 on that date) and paid cash of approximately $8,000,000 for all of the then outstanding common shares of AcuVoice. The acquisition was accounted for as a purchase.

Of the 2,692,216 shares of Class A common stock issued, 80,000 shares were placed in escrow against which any claims for breach of warranty against the former shareholders of AcuVoice could be asserted by the Company. On March 12, 1999, the Company submitted a claim for the shares deposited into the escrow account based on the Company's assertion of misrepresentations made to the Company. The Company's claim to the escrow shares is

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


pending. The shares held in escrow have been excluded from the calculation of basic net loss per common share for the years ended December 31, 2000, 1999 and 1998.

The purchase price allocation to tangible assets included $253,881 of cash, $13,728 of accounts receivable, $9,902 of property and equipment and $800 of prepaid expenses. The purchase price allocation to liabilities assumed included $22,929 of accounts payable and accrued expenses and $599,250 of notes payable. The excess of the purchase price over the estimated fair market value of the acquired tangible net assets of AcuVoice was $25,339,840, of which $11,192,000 was capitalized as the purchase cost of the completed technology, $4,832,840 was capitalized as goodwill and $9,315,000 was expensed as in-process research and development. The valuation of the acquired in-process research and development was based upon assumptions the Company believed to be reasonable at the time.

Papyrus Associates, Inc. and Papyrus Development Corporation - In October 1998, the Company created a wholly owned subsidiary (Fonix/Papyrus, Inc.) that acquired Papyrus Associates, Inc. ("PAI") and Papyrus Development Corporation ("PDC", together with PAI, "Papyrus"). PAI developed, marketed and supported printing and cursive handwriting recognition software for "personal digital assistants", pen tablets and mobile phones under the trademark, Allegro(TM). PDC was a systems integration provider with expertise and intellectual property in embedded systems and enhanced Internet applications. Fonix now provides these products and technologies. The Company issued 3,111,114 shares of restricted Class A common stock (having a market value of $3,208,336 on that date) and promissory notes aggregating $1,710,000 in connection with this purchase.

Of the 3,111,114 shares of Class A common stock issued, 311,106 shares were placed in escrow against which any claims for breach of warranty against the former shareholders of Papyrus could be asserted by the Company. As of December 31, 2000, 15,482 shares remain in escrow. The shares held in escrow have been excluded from the calculation of basic net loss per common share for the years ended December 31, 2000, 1999 and 1998. The acquisition was accounted for as a purchase.

The purchase price allocation to tangible assets included $10,342 of cash and $7,629 of accounts receivable. The purchase price allocation to liabilities assumed included $118,293 of accounts payable and accrued liabilities. The excess of the purchase price over the estimated fair market value of the acquired tangible net assets of Papyrus was $5,018,658 and was capitalized as goodwill.

The Company did not make promissory note payments on the due dates pending the result of certain legal actions undertaken by the Company. In September 1999, the actions were settled resulting in cancellation of the promissory notes totaling $1,632,375 upon payment to certain former Papyrus shareholders of $1,217,384 and the return of 970,586 shares of restricted Class A common stock previously issued in connection with the acquisition of Papyrus. The 970,586 shares were effectively canceled in September 1999 in connection with the settlement payment and the original fair market value of $1,000,917 associated with the canceled shares and the $414,991 of promissory note principal forgiven were reflected as a reduction to goodwill associated with the purchase of Papyrus.

Articulate Systems, Inc. - In 1998, the Company created a wholly owned subsidiary ("Fonix/Articulate") that acquired Articulate Systems, Inc. ("Articulate") in September 1998. Articulate was a provider of sophisticated voice recognition products to specialized segments of the health care industry. The Company issued 5,140,751 shares of restricted Class A common stock (having a market value of $8,353,720 on that date), a cash payment of $7,787,249 and 8.5 percent demand notes in the aggregate amount of $4,747,339 for all of the then outstanding common shares of Articulate. Additionally, the Company issued 98,132 stock options in exchange for all Articulate stock options outstanding on the date of acquisition at an exchange rate based on the relative fair value of the companies' stocks. The estimated fair value of the options issued was $130,000 using the Black-Scholes option pricing model with weighted average assumptions of a risk-free rate of 5.1 percent, expected life of 2.5 years,

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


expected volatility of 85 percent and an expected dividend yield of 0 percent. Subsequent to the acquisition, the Company agreed to pay several Articulate employees incentive compensation for continued employment in the aggregate amount of $857,000. The Company issued 8.5 percent demand notes for $452,900 and recorded an accrued liability of $404,100 for the balance of this obligation, both of which were paid in 1999. The acquisition was accounted for as a purchase.

Of the 5,140,751 shares of Class A common stock issued, 315,575 shares were placed in escrow against which any claims for breach of warranty against the former shareholders of Articulate could be asserted by the Company and 1,985,000 shares were placed in escrow to be converted at a later date to Class B Non-Voting common stock, subject to approval by the shareholders of the Company. By vote of the shareholders at the annual meeting held October 29, 1999, the issuance of 1,985,000 shares of Class B Non-Voting common stock was approved. The Class B shares are authorized, but have not yet been exchanged for the corresponding Class A shares held in escrow. The shares held in escrow have been excluded from the calculation of basic net loss per common share for the year ended December 31, 2000, 1999 and 1998.

The purchase price allocation to tangible assets included $286,954 of cash, $62,835 of accounts receivable, $57,165 of inventory, $14,043 of prepaid expenses and $117,540 of property and equipment. The purchase price allocation to liabilities assumed included $310,008 of accounts payable and accrued expenses, $1,900,000 of notes payable and $929,690 of deferred revenue.

The excess of the purchase price over the estimated fair market value of the acquired tangible net assets of Articulate was $23,584,256, of which $13,945,000 was capitalized as the purchase cost of completed technology, $5,818,256 was capitalized as goodwill and other intangibles and $3,821,000 was expensed as in-process research and development. The valuation of the acquired in-process research and development was based upon assumptions the Company believed to be reasonable at the time.

Effective September 1, 1999, the Company sold the operations and certain assets of the HSG, of which Articulate was a part (see below).

The MRC Group, Inc. - In 1998, the Company acquired certain assets of the MRC Group, Inc. ("MRC") relating to MRC's selling, marketing and servicing of certain of Articulate's products. In consideration for the assets, the Company agreed to pay MRC $219,833 less certain amounts then owed to the Company, plus $133,333 per month for each of the three months immediately following the closing, less certain credits. The remaining amount owing related to this acquisition of $216,666 was paid in 1999.

The purchase price allocation to tangible assets included $142,852 of accounts receivable and $40,000 of property and equipment. The purchase price allocation to liabilities assumed included $311,588 of accrued expenses and $849,742 of deferred revenue. Additionally, $152,839 of accounts receivable and $987,531 of deferred revenue from Articulate were eliminated in purchase accounting. The excess of the purchase price over the estimated fair market value of the acquired tangible net assets of MRC was $314,761 which was capitalized as goodwill.

Effective September 1, 1999, the Company sold the operations and certain assets of HSG, of which MRC was a part (see below).

Sale of the HealthCare Solutions Group - On September 1, 1999, the Company completed the sale of the operations and a significant portion of the assets (the "Sale") of the HSG to Lernout & Hauspie Speech Products N.V. ("L&H"), an unrelated third party, for up to $28,000,000. Of this sales price, $21,500,000, less certain credits of $194,018, was received at closing, and $2,500,000 was held in an 18 month escrow account in connection with the representations and warranties made by the Company in the sales transaction. Subsequent to the closing,

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


$500,000 was released from the escrow. The remaining $2,000,000 was released from escrow on March 29, 2001. Another $4,000,000 of the sales price is to be contingently paid as an earnout in two installments of $2,000,000 each over two years based on the performance of the HSG. The proceeds received from the sale were used to reduce a significant portion of the Company's liabilities and to provide working capital for the Company's marketing and development opportunities. The assets sold included inventory, property and equipment, certain prepaid expenses, purchased core technology and other assets. Additionally, L&H assumed the capital and operating lease obligations related to the HSG and the obligations related to certain deferred revenues.

Upon the closing of the Sale, the Company discontinued the operations of the HSG. The results of operations of the HSG have been reported separately as discontinued operations in the accompanying consolidated statements of operations. Revenues from the HSG's operations were $284,960 for the period from acquisition through December 31, 1998 and $1,726,262 from January 1, 1999 through September 1, 1999, the date of the Sale. These amounts have not been included in revenues in the accompanying consolidated statements of operations, but are included in the operating loss from discontinued operations.

Pro Forma Financial Statement Data - The following unaudited pro forma financial statement data for the year ended December 31, 1998 present the results of operations of the Company as if the acquisitions of AcuVoice and Papyrus had occurred on January 1, 1998. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of future results or what would have occurred had the acquisitions been made on January 1, 1998. Purchased in-process research and development of $9,315,000 related to the acquisition of AcuVoice was recorded at the date of the acquisition and is not presented in the following unaudited pro forma financial statement data since it is a non-recurring charge directly attributable to the acquisition. Historical and pro forma financial information for the acquisition of Articulate and MRC have not been included in the following pro forma financial statement data as the operations and substantially all assets related to Articulate were sold on September 1, 1999. The results of operations of MRC are not included in the unaudited pro forma financial statement data as the acquisition did not constitute the purchase of a business.

           Revenues                                     $     2,692,916
           Net loss                                         (31,462,937)
           Basic and diluted net loss per common share            (0.55)

3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2000 and 1999:

                                                            2000          1999
                                                       -------------  -------------
      Computer equipment                               $  1,193,942   $  2,294,766
      Furniture and fixtures                                851,436        673,909
      Leasehold improvements                                118,621        118,621
                                                       -------------  -------------
                                                          2,163,999      3,087,296
      Less accumulated depreciation and amortization     (1,445,288)    (1,938,494)
                                                       -------------  -------------
      Net property and equipment                       $    718,711   $  1,148,802
                                                       =============  =============

4.  RELATED-PARTY NOTES PAYABLE

At December 31, 1998, the Company had unsecured demand notes payable to former Papyrus stockholders in the aggregate amount of $1,710,000, which notes were issued in connection with the Papyrus acquisition. Demands for

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


payment on the notes were made as follows: $1,190,000 on February 28, 1999, $180,000 on April 30, 1999 and $340,000 on September 30, 1999, and bore interest at six percent after their due date. The Company did not make payments on the due dates pending the result of certain legal actions undertaken by the Company (see Note 2). In September 1999, the actions were settled resulting in cancellation of the promissory notes totaling $1,632,375 upon payment to certain former Papyrus shareholders of $1,217,384 and the return of 970,586 shares of restricted Class A common stock previously issued in connection with the acquisition of Papyrus. Of the notes payable, $77,625 remain unpaid as of December 31, 2000. During 2000, the holders of these notes made demand for payment.

5.  CONVERTIBLE DEBENTURES

Series C Convertible Debentures - On January 29, 1999, the Company entered into an agreement with four investors pursuant to which the Company sold its Series C convertible debentures in the aggregate principal amount of $4,000,000. The outstanding principal amount of the debentures was convertible at any time at the option of the holders into shares of Class A common stock at a conversion price equal to the lesser of $1.25 or 80 percent of the average of the closing bid price of the Class A common stock for the five trading days immediately preceding the conversion date. The Company recorded $687,500 as interest expense upon the issuance of the debentures in connection with the beneficial conversion feature. The Company also issued 400,000 warrants in connection with this financing. The warrants are exercisable for a period of three years from the date of grant. The estimated fair value of the warrants of $192,000, as computed under the Black-Scholes pricing model, was recorded as interest expense upon the issuance of the debentures. On March 3, 1999, the Company executed a supplemental agreement pursuant to which the Company agreed to sell another $2,500,000 principal amount of Series C convertible debentures on the same terms and conditions as the January 29, 1999 agreement, except no additional warrants were issued. The obligations of the Company for repayment of the debentures, as well as its obligation to register the common stock underlying the potential conversion of the debentures and the exercise of the warrants issued in these transactions, were personally guaranteed by two executive officers and directors and one former executive officer and director (the "Guarantors"). These personal guarantees were secured by a pledge of 6,000,000 shares of Fonix Class A common stock beneficially owned by the Guarantors. The Company entered into an indemnity agreement with the Guarantors relating to this and other guarantees and pledges (see Note 10).

Subsequent to the March 3, 1999 funding, the holders of the Series C convertible debentures notified the Company and the Guarantors that a default had occurred under certain terms of the stock pledge agreement as a result of the Company's failure to register in a timely manner the resale of the shares underlying the debentures, and that the holders had exercised their right to sell the shares pledged by the Guarantors. The Company was informed that proceeds from the sale of the 6,000,000 pledged shares amounted to $3,278,893. Of this total, $406,250 was allocated to penalties attributable to default provisions of the stock pledge agreement and recorded by the Company as interest expense and $343,750 related to penalty provisions of the Series D preferred stock (held by a related group of investors) and recorded by the Company as preferred stock dividends. The remaining $2,528,893 was applied as a reduction to the principal balance of the debentures.

During 2000, the remaining balance of $3,971,107 of the Series C convertible debentures was converted into 10,385,364 shares of Class A common stock.

Under its indemnity agreement in favor of the Guarantors, the Company was obligated to issue 6,000,000 replacement shares to the Guarantors for the shares sold by the holders of the Debentures. Additionally, the Company has recorded a related-party liability of $1,296,600 as a reimbursement to the Guarantors for the expenses incurred by the Guarantors as a result of the sales of the shares pledged by the Guarantors.

Certain events of default outlined in the Series C convertible debenture agreement provided the holders the right to declare the outstanding balance immediately due and payable and impose additional penalties and interest until the

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


default is cured. Specified events of default included suspension from listing or delisting of the Company's Class A common stock from the Nasdaq SmallCap Market for a period of three trading days and failure to register the underlying common stock with the Securities and Exchange Commission by June 30, 1999. The Company was notified on December 3, 1999, that its Class A common stock had been delisted from the Nasdaq SmallCap Market (see Note 8). The Company's Class A common stock is currently trading on the OTC Bulletin Board. Furthermore, the Company had not registered the underlying shares by the date specified. The holders of the Series C convertible debentures agreed to waive their right to additional penalties and interest and their right to declare the balance due provided the underlying shares were registered with the Securities and Exchange Commission on or before February 29, 2000. A registration statement for the shares was declared effective February 11, 2000, thereby satisfying the terms of the waiver.

6. PREFERRED STOCK

The Company's certificate of incorporation allows for the issuance of preferred stock in such series and having such terms and conditions as the Company's board of directors may designate.

Series A Convertible Preferred Stock - In 1995, the Company entered into an agreement with Beesmark Investments, L.C., a Utah limited liability company controlled by an individual who assumed a position on the Company's board of directors in connection with the execution of the agreement. The individual later resigned from the board. Under the agreement, the Company issued Series A convertible debentures in the amount of $500,000. The debentures bore interest at five percent and were originally due October 23, 1996. The debentures were converted into 166,667 shares of Series A convertible preferred stock on September 25, 1997. Holders of the Series A convertible preferred stock have the same voting rights as common stockholders, have the right to elect one person to the board of directors and are entitled to receive a one time preferential dividend of $2.905 per share of Series A convertible preferred stock prior to the payment of any dividend on any class or series of stock. At the option of the holder, each share of Series A convertible preferred stock is convertible into one share of Class A common stock and in the event that the common stock price has equaled or exceeded $10 for a 15 day period, the Series A convertible preferred stock shares are automatically converted into Class A common stock. In the event of liquidation, the holder is entitled to a liquidating distribution of $36.33 per share and a conversion of Series A convertible preferred stock at an amount equal to 1.5 shares of common stock for each share of Series A convertible preferred stock.

Series B Convertible  Preferred  Stock - In 1997,  the Company issued 125,000 of
Series B convertible preferred stock for $2,500,000 less $145,000 in related offering costs. Dividends accrued on the stated value ($20 per share) of Series B convertible preferred stock at a rate of five percent per year, were payable quarterly in cash or Class A common stock, at the option of the Company, and were convertible into shares of Class A common stock at any time after issuance at the holders' option. In the event of liquidation, the holders of the Series B convertible preferred stock were entitled to an amount equal to the stated value plus accrued but unpaid dividends whether declared or not. The holders of Series B convertible preferred stock had no voting rights. The shares of Series B convertible preferred stock, together with dividends accrued thereon, could be converted into shares of Class A common stock at the lesser of $6.81 or the average of the per share market value for the five trading days immediately preceding the conversion date multiplied by 90 percent for any conversion on or prior to the 120th day after the original issue date and 87.5 percent for any conversion thereafter.

In 1997, 97,500 of the Series B convertible preferred stock and dividends earned thereon were converted into 355,188 shares of Class A common stock. In January 1998, the remaining 27,500 shares of Series B convertible preferred stock and dividends earned thereon were converted into 193,582 shares of Class A common stock. There are no shares of Series B convertible preferred stock outstanding.

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Series C Convertible Preferred Stock - In 1997, the Company entered into an agreement with an investor whereby the investor agreed to purchase 187,500 shares of the Company's Series C convertible preferred stock for $3,750,000. Dividends accrued on the stated value ($20 per share) of Series C convertible preferred stock at a rate of five percent per year, were payable quarterly in cash or Class A common stock, at the option of the Company, and were convertible into shares of Class A common stock at anytime after issuance at the holders' option. In the event of liquidation, the holders of the Series C convertible preferred stock were entitled to an amount equal to the stated value ($20 per share) plus accrued but unpaid dividends whether declared or not. The holders of Series C convertible preferred stock had no voting rights. The shares of Series C convertible preferred stock, together with dividends accrued thereon, could be converted into shares of Class A common stock at the lesser of $5.98 or the average of the five lowest closing bid prices for the 15 trading days preceding the date of any conversion notice multiplied by a percentage based on the number of days after the original issue date.

During 1997, the Company issued 17,198 shares of Class A common stock upon conversion of 2,500 shares of Series C convertible preferred stock and related accrued dividends. During 1998, the remaining 185,000 shares of Series C convertible preferred stock and related dividends were converted into 1,295,919 shares of Class A common stock. There are no shares of Series C convertible preferred stock outstanding.

Series D Convertible Preferred Stock - During 1998, the Company entered into an agreement with investors whereby the Company issued 550,000 shares of Series D convertible preferred stock for $11,000,000. Additionally, the Company issued to certain investors a total of 608,334 shares of Series D convertible preferred stock in return for their relinquishment of their contractual right to receive Reset Shares in connection with the March 1998 private placement offering (see
Note 8), and as a cost of raising the $10,000,000 from the Series D convertible preferred stock placement. Dividends accrue on the stated value ($20 per share) of Series D convertible preferred stock at the rate of four percent per year, are payable annually or upon conversion, in cash or Class A common stock, at the option of the Company, and are convertible into shares of Class A common stock at the holders' option any time. In the event of liquidation, the holders of the Series D convertible preferred stock are entitled to an amount equal to the stated value ($20 per share) plus accrued but unpaid dividends whether declared or not. The holders of Series D convertible preferred stock have no voting rights. Shares of Series D convertible preferred stock, together with dividends accrued thereon, could be converted into shares of Class A common stock at the lesser of: $3.50 per share; or the lesser of 110 percent of the average per share closing bid price for the 15 trading days immediately preceding the date of issuance of the shares of Series D convertible preferred stock; or 90 percent of the average of the three lowest per share closing bid prices during the 22 trading days immediately preceding the conversion date. In the event that the holders convert at the $3.50 per share price, the Company is obligated to issue warrants to purchase 0.8 shares of Class A common stock for each share of Series D convertible preferred stock converted to common stock. Any outstanding shares of Series D convertible preferred stock as of August 31, 2001 automatically convert at the conversion price most beneficial to the holders on that date. Using the conversion terms most beneficial to the holders, the Company recorded a preferred stock dividend of $3,638,147 for the beneficial conversion feature of the Series D convertible preferred stock.

In 1998, 150,000 shares of Series D convertible preferred stock were exchanged for 150,000 shares of Series E convertible preferred stock (see below). In 2000 and 1999, 217,223 and 626,611 shares, respectively, of Series D convertible preferred stock and related dividends were converted into 15,436,378 and 47,252,275 shares, respectively, of Class A common stock. As of December 31, 2000, 164,500 shares of Series D convertible preferred stock remained outstanding. Subsequent to December 31, 2000, the remaining shares of Series D convertible preferred stock and related dividends were converted into 13,978,440 shares of Class A common stock.

In June 2000, the Company issued 612,069 shares of Class A common stock (having a market value of $688,578 on that date) to the holder of the shares of Series D convertible preferred stock in consideration for the waiver of certain rights and amendment of certain terms relating to the conversion of shares of Series D convertible preferred

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


stock, including reducing the conversion rate from 90 percent to 85 percent of the average of the three lowest per share closing bid prices during the 22 trading days preceding the conversion date. The Company recorded a preferred stock dividend in the amount of $236,400 for the beneficial conversion feature resulting from the issuance of the shares.

Series E Convertible Preferred Stock - In 1998, the Company entered into an agreement with two of the purchasers of the Series D convertible preferred stock whereby the Company issued 100,000 shares of the Company's Series E convertible preferred stock for $2,000,000. Additionally, the Company issued to the purchasers of the Series E convertible preferred stock a total of 150,000 additional shares of Series E convertible preferred stock in exchange for a total of 150,000 shares of Series D convertible preferred stock. Dividends accrued on the stated value ($20 per share) of Series E convertible preferred stock at a rate of four percent per year, were payable annually or upon conversion, in cash or common stock, at the option of the Company, and were convertible into shares of Class A common stock at any time at the holders' option. In the event of liquidation, the holders of the Series E convertible preferred stock were entitled to an amount equal to the stated value ($20 per share) plus accrued but unpaid dividends whether declared or not. The holders of Series E convertible preferred stock have no voting rights. Shares of Series E convertible preferred stock, together with dividends accrued thereon, could be converted into shares of Class A common stock at the lesser of: $3.50 per share; or the lesser of 110 percent of the average per share closing bid price for the 15 trading days immediately preceding the date of issuance of the Series E convertible preferred stock; or 90 percent of the average of the three lowest per share closing bid prices during the 22 trading days immediately preceding the conversion date. If the holders had converted at the $3.50 per share price, the Company was obligated to issue warrants to purchase 0.8 shares of Class A common stock for each share of Series E convertible preferred stock converted to common stock. Using the conversion terms most beneficial to the holders, the Company recorded a preferred stock dividend of $968,047 for the beneficial conversion feature of the Series E convertible preferred stock.

In 1998, 114,928 shares of Series E convertible preferred stock and related dividends were converted into 2,591,733 shares of Class A common stock. In 1999, the remaining 135,072 shares of Series E convertible preferred stock and related dividends were converted into 5,729,156 shares of Class A common stock. There are no shares of Series E convertible preferred stock outstanding.

Series F Convertible Preferred Stock - In 2000, the Company entered into an agreement (and subsequent amendment thereto) whereby it sold a total of 316,036 shares of its Series F convertible preferred stock for $2,750,000. Dividends accrue on the stated value ($20 per share) of Series F convertible preferred stock at a rate of six percent per year, are payable annually or upon conversion, in cash or common stock, at the option of the Company, and are convertible into shares of Class A common stock at any time at the holders' option. Shares of Series F convertible preferred stock could be converted into shares of Class A common stock at a price of $0.75 per share during the first 90 days following the close of the transaction, and thereafter at a price equal to 85 percent of the average of the three lowest closing bid prices in the 20-day trading period immediately preceding the conversion date. Using the conversion terms most beneficial to the holders, the Company recorded a preferred stock dividend of $2,750,000 for the beneficial conversion feature of the Series F convertible preferred stock.

In 2000, 309,963 shares of Series F convertible preferred stock and related dividends were converted into 8,342,820 shares of Class A common stock. Subsequent to December 31, 2000, the remaining 6,073 shares of Series F convertible preferred stock and related dividends were converted into 519,067 shares of Class A common stock.


7.  CONVERTIBLE PROMISSORY NOTE AND EQUITY LINE OF CREDIT

On June 20, 2000, the Company executed a convertible promissory note (the "2000 Note") with a private investor in the

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


amount of $7,500,000, which the Company was permitted to draw funds as needed for operating purposes. The 2000 Note bore interest at six percent annually, compounded monthly, and was due September 30, 2001. Principal drawn under the terms of the 2000 Note was designated as the "Initial Investment Amount" under the Private Equity Line Agreement described below. The investor had the right to convert, at its option, all or any portion of the outstanding principal and interest into shares of Class A common stock at the lesser of $0.75 or 85 percent of the average of the three lowest closing bid prices of Class A common stock in the 20-day trading period prior to the date of conversion. During 2000, the Company drew the entire amount available under the 2000 Note and recorded $106,348 as interest expense. Principal and interest were converted into 11,544,775 shares of Class A common stock. The Company also recorded a beneficial conversion feature in the amount of $3,447,623 related to borrowings under the 2000 Note.

On August 8, 2000, the Company entered into a Private Equity Line Agreement ("Equity Line") with the same investor("Equity Line Investor"), which gives the Company the right to draw up to $20,000,000 for operations and other purposes. The Initial Investment Amount of $7,500,000 was drawn as part of the 2000 Note described above. The balance remaining under the Equity Line is available to the Company through a mechanism of draws and puts of stock. The Company is entitled to draw funds and to "put" to the Equity Line Investor shares of Class A common stock in lieu of repayment of the draw. The number of shares issued is determined by dividing the dollar amount of the draw by 90 percent of the average of the two lowest closing bid prices of Class A common stock over the seven trading-day period following the date the Company tenders the put notice. The Equity Line Investor funds the amounts requested by the Company within two trading days after the seven trading-day period.

During 2000, draws taken under the Equity Line, excluding the Initial Investment Amount, amounted to $3,973,508 and were converted to 12,492,680 shares of Class A common stock. Subsequent to December 31, 2000, additional draws amounting to $3,010,000 were converted into 6,770,945 shares of Class A common stock. As of March 20, 2001, $5,516,492 of credit remains available to be drawn on the Equity Line.

8.  COMMON STOCK AND COMMON STOCK SUBJECT TO REDEMPTION

Common Stock - During 2000, the Company issued 65,959,861 shares of Class A common stock. Of such shares, 34,164,562 shares were issued upon the conversion of convertible debentures with related interest and preferred stock with related dividends, 24,037,455 were issued upon conversion of draws on the Equity Line and 2000 Note, 1,067,061 shares were issued upon the exercise of warrants, options and stock appreciation rights, 4,568,569 shares were issued upon exercise of repricing rights (see below), 260,145 shares were issued upon the settlement of litigation (see Note 15), and 1,862,069 were issued to consultants as consideration for services rendered.

During 1999, the Company issued 60,181,431 shares of Class A common stock. Of such shares, 52,981,431 shares were issued upon the conversion of preferred stock and related dividends, 6,000,000 were issued as replacement shares under an indemnification agreement in favor of the Guarantors (see Notes 5 and 10) and 1,200,000 were issued to consultants as consideration for services rendered. The Company canceled 970,586 shares of Class A common stock that were returned in connection with the Papyrus settlement (see Note 2). At the annual meeting of shareholders held on October 29, 1999, issuance of Class B non-voting common stock was approved by the shareholders of the Company. Also approved was an increase in the number of common shares authorized from 100,000,000 to 300,000,000 and in the number of preferred shares authorized from 20,000,000 to 50,000,000.

During 1998, the Company issued 20,740,605 shares of Class A common stock. Of such shares, 4,000,000 shares were issued in connection with a private placement transaction, 10,944,081 shares were issued in connection with the acquisitions of AcuVoice, Articulate and Papyrus (see Note 2), 4,081,234 shares were issued upon the conversion of Series B and C convertible preferred stock and related dividends, 1,390,476 shares were issued in connection with the restructuring of reset rights, 265,000 shares were issued upon the exercise of warrants and

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


options, 35,000 shares were issued in payment of a loan origination fee and 24,814 shares were issued for the purchase of a patent.

In March 1998, the Company agreed to a private placement of up to 6,666,666 shares of its restricted Class A common stock for a total purchase price of $30,000,000. Of that amount, $15,000,000 was received by the Company in March 1998, in return for which the Company issued a total of 3,333,333 shares of restricted Class A common stock. The remainder of the purchase price was to be paid by the investors on July 27, 1998 subject to the effectiveness of a registration statement covering the Class A common stock issued and issuable in the offering and other conditions. As of July 27, 1998, the certain conditions precedent to receiving the additional funding were not met. In separate transactions in June and August 1998, certain investors paid to the Company a total of $3,000,000 in return for which the Company issued 666,667 additional shares of Class A common stock under the terms and conditions set forth in the offering. No other proceeds are expected to be received by the Company pursuant to the private placement.

The investors acquired certain "reset rights" in connection with the March 1998 offering pursuant to which the investors would receive additional shares of common stock ("Reset Shares") for no additional consideration if the average market price of the Company's Class A common stock for the 60-day period following the effective date of the related registration statement or the second funding date did not equal or exceed $5.40 per share. On August 31, 1998, the Company and the investors in the private placement restructured the reset provision whereby the Company issued 608,334 shares of Series D convertible preferred stock and 1,390,476 shares of Class A common stock for (i) the relinquishment of the investors' contractual right to receive Reset Shares in connection with the $15,000,000 received in March 1998, and the $3,000,000 received in June and August 1998, and (ii) a financing cost in connection with the issuance of 500,000 shares of Series D convertible preferred stock. The Company recorded an expense of $6,111,577 for the difference between the Company's original obligation to issue Reset Shares and the fair value of the shares that were actually issued in settlement for the relinquishment of the reset rights and recorded a preferred stock dividend of $1,000,000 related to financing costs in connection with the issuance of 500,000 shares of Series D convertible preferred stock.

Registration Rights and Reserved Shares - Except with respect to the issuances of the Series A convertible preferred stock, with each issuance of convertible securities and related warrants, the Company entered into registration rights agreements with investors under which the Company agreed to register the Class A common stock issuable upon the conversion of all series of preferred stock and debentures, the conversion of draws on the private equity line of credit, and the exercise of warrants. The Company covenanted to reserve out of its authorized and unissued shares of Class A common stock (i) no less than 200% of that number of shares that would be issuable upon the conversion of all series of preferred stock and debentures and any dividends and interest then payable in stock thereon and (ii) issuable upon the exercise of certain warrants. As of December 31, 2000, the Company had reserved approximately 44,637,598 shares of Class A common stock for this purpose.

Voting Trust - As of December 31, 2000, 8,627,333 shares of the Company's outstanding Class A common stock were held in a voting trust as to which the president and chief executive officer of the Company is the sole trustee. Persons who have deposited their shares of the Company's Class A common stock into the voting trust have dividend and liquidation rights in proportion to the number of shares of the Company's Class A common stock they have deposited in the voting trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the voting trust are exercisable solely and exclusively by the trustee of the voting trust. The voting trust expires, unless extended according to its terms, on the earlier of September 30, 2002 or any of the following events: (i) the trustee terminates it; (ii) the participating stockholders unanimously terminate it; or (iii) the Company is dissolved or liquidated.

Common Stock Subject to Redemption - In 1998, the Company entered into a private placement agreement with an

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


unaffiliated investor, pursuant to which the Company received $1,980,000 in net proceeds in exchange for 1,801,802 shares of Class A common stock, an equal number of repricing rights, both subject to certain repurchase rights, and warrants to purchase 200,000 shares of Class A common stock at $1.67 per share for a term of three years. The Company assigned a fair value of $150,000 to the warrants as determined on December 21, 1998 using the Black-Scholes pricing model assuming a dividend yield of 0 percent, expected volatility of 85 percent, a risk free interest rate of 4.5 percent and an expected life of 3 years.

Each repricing right entitled the holder to receive a number of additional shares of Class A common stock for no additional consideration according to a formula based on the lowest closing bid price of the Company's Class A common stock during the 15 consecutive trading days immediately preceding the exercise date and a repricing price, as defined, ranging from $1.3875 to $1.4319 depending upon the date of the exercise. The repricing rights became exercisable on March 21, 1999.

Each holder of the Class A common stock described above had the right, based on certain conditions, to require the Company to repurchase all or a portion of the holder's common shares and repricing rights. The repurchase rights could only be exercised simultaneously with or after the occurrence of a major transaction or triggering event as defined in the private placement securities agreement. Such events included certain consolidations, mergers or other business combinations, sale or transfer of all or substantially all the Company's assets, purchase, tender or exchange offering of more than 40 percent of the Company's outstanding Class A common stock made and accepted, failure to have a registration statement describing the Class A common stock declared effective prior to 180 days after the closing date or suspension from listing or delisting of the Company's Class A common stock for a period of three days. The repurchase price for the Class A common stock was $1.3875 per share.

On February 14, 2000, the repricing rights were converted into 4,568,569 shares of Class A common stock, which shares were subsequently sold by the holder into the open market. Simultaneously, the initial shares subject to the repurchase rights were sold. Consequently, the Company has no further obligation under the repricing rights or the repurchase rights.

Delisting from The Nasdaq SmallCap Market - On December 3, 1999, the Company received notice that its Class A common stock had been delisted from The Nasdaq SmallCap Market principally because the Company's stock had failed to meet Nasdaq minimum bid price requirements. The Company's Class A common stock is currently trading on the OTC Bulletin Board.

The delisting of the Company's Class A common stock from the Nasdaq SmallCap Market triggered an event of default under the terms of the Series C convertible debentures (see Note 5). Upon the occurrence of such an event of default, the outstanding principal amount of all of the debentures, together with accrued interest and all other amounts owing in respect thereof, became immediately due and payable in cash. However, the holders of the debentures waived this event of default.

The delisting of the Company's Class A common stock from the Nasdaq SmallCap Market also triggered an event of default in connection with the Company's Series D and Series E preferred stock (see Note 6). The holders of the repurchase rights had the right to require the Company to repurchase some or all of the holders' Class A common shares and repricing rights. However, the holders waived this event of default.

9. STOCK OPTIONS AND WARRANTS

Common Stock Options - In 1998, the Company's board of directors and shareholders approved the 1998 Stock Option and Incentive Plan for directors, employees and other persons acting on behalf of the Company, under which the aggregate number of shares authorized for issuance was 10,000,000. In 2000, the Company's board of directors

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


approved an increase in the number of shares under the Plan from 10,000,000 to 20,000,000. As of December 31, 2000, the number of shares available for grant under this plan was 7,626,944.

In 1997, the Company's board of directors approved the 1997 Stock Option and Incentive Plan for directors, employees and other persons acting on behalf of the Company, under which the aggregate number of shares authorized for issuance is 7,500,000. As of December 31, 2000, the number of shares available for grant under this plan was 2,352,993.

In 1996, the Company's board of directors and shareholders approved the 1996 Directors' Stock Option Plan, under which the aggregate number of shares of Class A common stock authorized for issuance is 5,400,000. The plan provides that each director shall receive options to purchase 200,000 shares of Class A common stock for services rendered as a director during each entire calendar year or portion of a calendar year in excess of six months. The exercise price of such options is the closing market price of the Class A common stock on the date the options are granted. The option term is 10 years from date of grant. As of December 31, 2000, the number of shares available for grant under this plan was 2,200,000.

In 1996, the Company's board of directors approved a Long-Term Stock Investment and Incentive Plan for officers, key employees and other persons acting on behalf of the Company under which the aggregate number of shares authorized for issuance is 900,000. The exercise price of these options is the closing market price of the Class A common stock on the date the options are granted. The term of the plan is 10 years and options are subject to a three-year vesting schedule, pursuant to which one-third of the total number of options granted may be exercised each year. As of December 31, 2000, the number of shares available for grant under this plan was 773,666.

In 1998, the Company granted options to purchase 2,800,000 shares of Class A common stock to members of the board of directors. Of the 2,800,000 shares, 1,400,000 were for services performed as directors in 1998 and 1,400,000 were for services to be performed as directors in 1999 providing the directors served six months in 1999. In 1999, the Company granted options to purchase 400,000 shares of Class A common stock to new members of the board of directors, waiving the requirement that they serve for six months prior to such granting. In 2000, options to purchase 1,000,000 shares of Class A common stock were granted to members of the board of directors for services performed as directors during the year. In 2000 and 1998, options to purchase 3,800,000 and 630,000 shares of Class A common stock, respectively, were issued to directors who were also executive officers of the Company for compensation and other service rendered to the Company. No such options were issued in 1999. All options described above were issued under the 1998 Plan.

A summary of options granted under the Company's various stock option plans for the years ended December 31, 2000, 1999 and 1998 is presented below:

                                                  2000                     1999                     1998
                                        -----------------------   ----------------------  ------------------------
                                                       Weighted                Weighted                  Weighted
                                                       Average                  Average                   Average
                                           Stock       Exercise       Stock     Exercise     Stock        Exercise
                                          Options       Price        Options     Price      Options        Price
                                        -----------  ----------   -----------  ---------  -------------  ---------
    Options outstanding
       at beginning of the year         14,355,900   $     4.06   15,877,782   $    4.10    10,565,000   $  5.38
         Granted                         7,116,067         0.65    1,294,000        1.31     6,414,782      2.08
         Exercised                       (938,697)         1.00           -           -        (35,000)     6.00
         Forfeited                       (675,570)         4.59   (2,815,882)       3.01    (1,067,000)     4.56
                                        -----------               -----------              ------------
     Options outstanding
       at end of the year               19,857,700         2.97   14,355,900       4.06     15,877,782      4.10
                                        ===========               ===========              ============
     Options exercisable
       at end of the year               18,923,001         3.07   13,484,237       4.20      9,524,766      5.11
                                        ===========               ===========              ============
     Weighted average fair value of
     options granted during the year                 $    0.64                 $   1.31                  $  1.98


  A summary of options outstanding and options exercisable under the Company's various stock option plans at December 31, 2000 is presented below:

                    Options Outstanding                                         Options Exercisable
------------------------------------------------------------------    --------------------------------
                                   Weighted
                                   Average            Weighted                              Weighted
 Range of                         Remaining           Everage                               Average
 Exercise         Number          Contractual         Exercise            Number            Exercise
  Prices        Outstanding          Life              Price            Exercisable          Price
------------   -------------    --------------    ----------------    --------------    --------------
$0.28-1.00       5,129,659       9.0 years        $     0.47             4,424,459      $    0.46
 1.01-1.78       5,432,800       8.8 years              1.12             5,236,634           1.12
 2.97-4.06       3,580,334       5.5 years              3.99             3,547,001           4.00
 5.06-6.50       5,394,907       6.6 years              6.27             5,394,907           6.27
 7.13-8.50         320,000       6.2 years              7.17               320,000           7.17
               -------------                                          --------------
$0.28-8.50      19,857,700       7.6 years        $     2.97            18,923,001      $    3.07
               =============                                          ==============

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  Had compensation expense for these options been determined in accordance with the method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net loss per common share would have been increased to the pro forma amounts indicated below for the years ended December 31, 2000, 1999, and 1998:



                                                         2000               1999               1998
Net loss attributable to common stockholders:     ----------------    ----------------    ----------------
     As reported                                  $  26,097,081       $  23,773,026       $  47,916,031
     Pro forma                                       30,602,028          28,567,009          56,576,232

Basic and diluted net loss per common share:                                              $       (0.91)
   As reported                                    $       (0.16)      $       (0.31)              (1.08)
     Pro forma                                            (0.19)              (0.37)


  The fair value of options and warrants is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during 2000, 1999 and 1998:

                                    2000      1999      1998
                                   ------    ------    -----
  Risk-free interest rate          6.08%     5.70%     4.80%
  Expected dividend yield           0.0%      0.0%      0.0%
  Expected exercise lives         5 years   5 years   5 years
  Expected volatility               130%      102%      85%

  The estimated fair value of options granted is subject to the assumptions made, and if the assumptions were to change the estimated fair value amounts could be significantly different.

  Warrants - A summary of warrants granted by the Company during the years ended December 31, 2000, 1999 and 1998 is presented below:


                                                  2000                          1999                          1998
                                       ---------------------------  -----------------------------  -----------------------------
                                                        Weighted                     Weighted                        Weighted
                                                        Average                      Average                          Average
                                                        Exercise                     Exercise                        Exercise
                                          Shares         Price         Shares         Price           Shares          Price
                                       --------------  -----------  -------------  --------------  ------------    -------------
Outstanding at beginning of the year    3,025,000      $  2.71        1,925,000    $   13.08        1,175,000      $   6.39
      Granted                             945,000         0.93        2,250,000         0.66        1,200,000         16.94
      Exercised                          (300,000)        0.93               -          -            (230,000)         1.28
      Forfeited                          (200,000)        8.13       (1,150,000)       16.06         (220,000)         9.14
Outstanding at end of the year          3,470,000         2.06        3,025,000         2.71        1,925,000         13.08
                                       ==============               =============                  ============
Warrants exercisable at end of the
      year                              3,470,000      $  2.06        2,525,000    $    3.16        1,925,000      $  13.08
                                       ==============               =============                  ============


  Stock Appreciation Rights - The option plans described above also provide for stock appreciation rights that allow the grantee to receive shares of Class A common stock equivalent in value to the difference between the designated exercise price and the fair market value of Class A common stock at the date of exercise. In 2000, stock

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  appreciation rights related to 400,000 outstanding stock options with a weighted average exercise price of $1.18 were exercised resulting in the recording of $628,000 of selling, general and administrative expense. There are options to purchase 516,339 shares of Class A common stock outstanding which provide for stock appreciation rights. Of these options, 126,669 have an exercise price of $6.50 per share, 13,000 have an exercise price of $3.66 per share and 376,671 have an exercise price of $1.00 per share.

  10.  RELATED-PARTY  TRANSACTIONS

  Purchase of Technology Rights- In February 2000, the Company entered into an agreement to purchase from an executive officer and director of the Company, all of his rights and interests in certain methods and apparatus for integrated voice and pen input for use in computer systems. In payment for this technology, the Company granted the executive officer warrants to purchase 600,000 shares of the Company's Class A common stock at an exercise price of $1.00 per share. The warrants expire on February 10, 2010. Also, the Company granted the executive officer the right to repurchase the technology from the Company at fair market value if the Company subsequently determines not to commercialize the technologies.

  Guarantees of Company Obligations and Related Indemnity Agreement - In 1998 and 1999, two executive officers and directors and a former executive officer and director of the Company (the "Guarantors") guaranteed certain obligations of the Company, including obligations under the Series C debentures and certain real estate leases.

  In March 1999, the Guarantors pledged 6,000,000 shares of Class A common stock as collateral security for the Series C convertible debentures. In consideration for this pledge, the board of directors authorized the issuance of warrants to the Guarantors to purchase one share of Class A common stock for every three shares pledged. The purchase warrants would have a term of 10 years and an exercise price of 125 percent of the closing bid price of the Company's common stock on January 29, 1999, the date of issuance of the debentures. The warrants would not have been exercisable for at least six months after the date of issuance. The Guarantors subsequently deferred receipt of the warrants, but retained the right to accept them at some later date. Accordingly, no warrants have yet been issued pursuant to this transaction. The Company also agreed to indemnify the Guarantors if they were required to pay any sums for the benefit of the Company under their guaranty of the Series C convertible debentures. The indemnity agreement provides that the Company will issue shares of Class A common stock of sufficient value to reimburse the guarantors in full, plus interest at 10 percent per annum, for all costs associated with meeting the guarantee commitment, including any income taxes resulting therefrom.

  Subsequent to the March 1999 Series C debenture issuance, the holders of the Series C debentures notified the Company and the Guarantors that a default had occurred under certain terms of the stock pledge agreement and that the holders had sold the 6,000,000 shares pledged by the Guarantors. The proceeds from the sale of the pledged shares were applied to certain penalties incurred on the Series D preferred stock (held by a related group of investors) and the remainder was applied to reduce the principal balance of the Series C convertible debentures as of September 30, 1999 (see Note 5). Under its indemnity agreement with the Guarantors, the Company issued 6,000,000 replacement shares to the Guarantors for the shares sold and reimbursed the Guarantors for resulting costs. Accordingly, the Company recorded an expense of $1,296,600 during 1999.

  In December 1998, the Guarantors guaranteed certain additional obligations of the Company. As security for some of the guarantees, the Guarantors also pledged shares of Class A common stock beneficially owned by them. In March 1999, 143,230 of the shares pledged to a bank were sold by the bank and the proceeds were used to pay Company credit card balances and the related accrued interest in full totaling $244,824. In May 1999, 100,000 of the shares pledged to another creditor of the Company were sold by the creditor and the proceeds, totaling $72,335, were used to pay amounts owed by the Company. The Company recorded an expense of $146,700 during 1999 to

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  reimburse the Guarantors for expenses resulting from these sales.

  During 1999, two executive officers of the Company advanced funds totaling $317,159 related to sales of shares of the Company's stock owned by them that was pledged as collateral under certain borrowing agreements. The balance was subsequently repaid in full in 1999. Also, an executive officer of the Company advanced an additional $68,691 to the Company for operating expenses, all of which was subsequently repaid to him in 1999.

  SCC Asset Management Inc. - SCC Asset Management ("SCC"), formerly Studdert Companies Corp., is a Utah corporation that previously provided investment and management services to the Company. Two of the officers, directors and owners of SCC are directors and executive officers of the Company. A third officer, director and owner of SCC is a former director and executive officer of the Company.

  The Company rents office space under subleases from SCC. Payments under the leases are guaranteed by three officers, owners and directors of SCC noted above. The subleases require monthly payments of $10,368. Payments for the sublease and related expenses amounted to $111,196 in 2000, $124,416 in 1999 and $117,228 in 1998.

  Synergetics - Until March 1999, the Company engaged Synergetics, Inc. ("Synergetics") to provide assistance to Fonix in the development of its ASR technologies (see Note 12). Through December 1998, a director and the chief executive officer of the Company was also a director of Synergetics. In addition, two executive officers and directors and a former director and executive officer of the Company owned shares of the common stock of Synergetics, although such share ownership in the aggregate constituted less than 5 percent of the total shares of Synergetics common stock issued and outstanding. Effective December 31, 1998, the chief executive officer and director of the Company resigned from the board of Synergetics and the three executive officers and directors relinquished all ownership of Synergetics shares.

  Other Transactions - On December 23, 1999, the Company issued warrants to purchase 250,000 of the Company's Class A common stock to a law firm having a weighted-average exercise price of $0.31 and a term of five years. During 2000, 1999 and 1998, the Company paid approximately $505,000, $902,000, and $746,000, respectively, to the law firm for services provided to the Company.

  The Company believes the terms of the related-party transactions are at least as favorable as terms that could be obtained from unaffiliated third parties in similar transactions.

  11. STATEMENT OF WORK

  On February 11, 1998, the Company entered into a First Statement of Work and License Agreement with Siemens Semiconductor Group of Siemens Aktiengesellschaft ("Siemens") under which the Company and Siemens were jointly pursuing the development of Siemens' integrated circuits incorporating ASR and other related technologies for use in certain telecommunications applications. On February 20, 1998, the Company received $2,691,066 in cash from Siemens. Of that amount: (1) $1,291,712 was paid to the Company as a non-refundable payment to license certain ASR technologies for which the Company has no further obligation; (2) $322,928 was paid to purchase warrants to acquire 1,000,000 shares of restricted Class A common stock at an average exercise price of $20 per share with expiration dates ranging from December 31, 1998 to December 31, 1999; and (3) $1,076,426 was paid to the Company to acquire, if Siemens so elected, shares of restricted Class A common stock or to become a non-refundable license payment. In June 1998, Siemens elected to apply the $1,076,426 portion as a non-refundable payment to license certain ASR technologies for which the Company has no further obligation. The Company recorded the $2,368,138 license payments as revenue during the year ended December 31, 1998. No amounts were owed or paid by Siemens in 2000 or 1999.

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



  12.  PRODUCT DEVELOPMENT AND RESEARCH

  Synergetics - Prior to March 1997, the Company's scientific research and development activities were conducted solely by a Synergetics, pursuant to product development and assignment contracts (collectively, the "Synergetics Agreement"). Under that arrangement, Synergetics provided personnel and facilities, and the Company financed the Synergetics research and development activities on an as-required basis and the Company was obligated to pay to Synergetics a royalty of 10 percent (the "Royalty") of net revenues from sales of products incorporating Synergetics' "VoiceBox" technology as well as technology derivatives thereof. Synergetics compensated its developers and others contributing to the development effort, in part, by granting "Project Shares" to share in a portion of the Royalty received by Synergetics. On April 6, 1998, the Company and Synergetics entered into a Royalty Modification Agreement whereby the Company agreed to offer an aggregate of 4,800,000 non-transferable common stock purchase warrants to the holders of the Project Shares in consideration for which Synergetics agreed to cancel any further obligation on the part of the Company to pay the Royalty. The exercise price of the warrants was to be $10 per share and the warrants would not be exercisable until the first to occur of (1) the date that the per share closing bid price of the Class A common stock was equal to or greater than $37.50 per share for a period of 15 consecutive trading days, or (2) September 30, 2000. In 2000, the Company and Synergetics entered into a Restated Royalty Modification Agreement whereby the Company paid Synergetics $28,000 to cancel the obligation of the Company to pay the Royalty. The Company has no further obligations to Synergetics, including prior obligations to issue 4,800,000 warrants.

  Under the terms of the Synergetics Agreement, as modified, the Company incurred expenses totaling $28,000 in 2000, $50,455 in 1999, and $1,128,433 in
  1998, for research and development efforts.

Adiva- During 1998 and 1999, the Company utilized the research and development services of Adiva. The president of Adiva is also the president of Synergetics and IMC-2. In 2000, the Company terminated its relationship with Adiva and made a final payment of $85,000 in settlement of the relationship. The Company incurred expenses of $85,000 in 2000, $63,395 in 1999 and $600,174 in 1998 for
services provided by Adiva.

  IMC-2 - In March 1998, the Company entered into a professional services agreement with IMC-2, a research and development entity, to provide assistance to the Company in the continuing development of specific ASR technologies. The president of IMC-2 is also the president of Synergetics and Adiva. The agreement is for a term of 36 months and requires the Company to make monthly payments of $22,000. In February 2001, the Company and IMC-2 agreed to extend the contract on a month-to-month basis. Under the terms of the agreement, the Company expended $264,000 in 2000, $264,000 in 1999 and $220,000 in 1998, for research and development efforts.

  Advocast - In July 1997, the Company entered into an arrangement with Advocast, Inc. ("Advocast"), an Internet research and development entity, whereby Advocast assisted the Company in development of technologies to create and locate searchable databases on the Internet through the use of interactive video and voice technologies. Under the terms of the arrangement the Company paid $816,750 in 1998 and $705,005 in 1997 for Advocast research and development efforts.

  On November 25, 1998, in consideration for the research and development payments received from Fonix through that date, Advocast issued 60,200 shares of Advocast Series A 6% convertible preferred stock ("Advocast Preferred Stock") to the Company. The Advocast shares, if converted to Advocast common stock, represent less than 20 percent of the total outstanding shares of Advocast voting common stock. Advocast is a development stage company with minimal operations and there is substantial uncertainty as to the value of the Advocast shares. The Company has therefore determined that there is not sufficient marketability in Advocast shares to determine their

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  value. As a result, the Company has not recorded a value for the Advocast shares in the accompanying consolidated financial statements. The chief executive officer of the Company is a director of Advocast.

  Subsequent to 1998, Advocast obtained in excess of $1,000,000 in financing from third parties. These funds allowed Advocast to further develop its technology for integration with speech technologies, such as those available from Fonix.

  On February 26, 2001, Fonix agreed to provide an additional $100,000 of financing under the terms of a 6% convertible debenture. The debenture is due February 26, 2002, and is secured by the intellectual property and operating assets of Advocast. The debenture is convertible into shares of Advocast common stock at a rate of $8.62 per share at the option of Fonix. Furthermore, Fonix has the right to convert its Advocast Preferred Stock into additional principal under the debenture at a rate of $25 per share of Advocast Preferred Stock. If converted, the resulting balance due under the debenture is subject to the same terms of conversion into Advocast common stock or becomes due and payable six months following the original due date of the convertible debenture. Fonix has not yet advanced any amounts under the debentures.

  Advocast and Fonix also entered into an agreement whereby Advocast will provide consulting services to Fonix for development of Internet applications of the Company's NUI technologies. The term of the agreement is three months and may be renewed at the Company's option for an additional three months. Fonix will pay Advocast $10,000 per month for these consulting services. To date, Fonix has paid $30,000 to Advocast pursuant to the consulting agreement.

  13.  INCOME TAXES

  At December 31, 2000 and 1999, net deferred income tax assets, before considering the valuation allowance, totaled $30,159,421 and $25,104,947, respectively. The amount of and ultimate realization of the benefits from the deferred income tax assets is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. The Company has established a valuation allowance for all deferred income tax assets not offset by deferred income tax liabilities due to the uncertainty of their realization. The benefit for income taxes in the accompanying consolidated statement of operations for 1999 represents net operating loss carryforwards utilized to offset income tax liabilities associated with the sale of the HSG and the gain on forgiveness of debt. The net change in the valuation allowance was an increase of $5,073,474 for 2000 and $4,202,930 for 1999.

  At December 31, 2000, the Company has unused federal net operating loss carryforwards available of approximately $72,570,000 and unused state net operating loss carryforwards of approximately $63,845,000 which may be applied against future taxable income, if any, and which expire in various years from 2008 through 2020. The Internal Revenue Code contains provisions which likely will reduce or limit the availability and utilization of these net operating loss carryforwards. For example, limitations are imposed on the utilization of net operating loss carryforwards if certain ownership changes have taken place or will take place. The Company has not performed an analysis to determine whether any such limitations have occurred.

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



  The temporary differences and carryforwards which give rise to the deferred income tax assets (liabilities) as of December 31, 2000 and 1999 are as follows:



Deferred income tax assets:                                        2000                       1999
      Net operating loss carryforwards:                       ----------------       -------------------
          Federal                                             $    24,673,999        $   20,365,190
          State                                                     2,106,874             2,065,175
      Research and development credits                              2,224,742             1,818,176
      Accrued liabilities                                             798,240               811,892
      Deferred revenues                                               274,689                15,138
      Other                                                            80,877                29,376
                                                              ----------------       -------------------
      Total deferred income tax assets before valuation
          allowance                                                30,159,421            25,104,947
      Valuation allowance                                         (30,159,421)          (25,085,947)
                                                              ----------------       -------------------

      Net deferred income tax assets                                       -                 19,000
                                                              ----------------       -------------------
Deferred income tax liabilities:
       Other                                                               -                (19,000)
                                                              ----------------       -------------------
Total deferred income tax liabilities                                      -                (19,000)
                                                              ----------------       -------------------

                                                              $            -         $           -
                                                              ================       ===================


  A reconciliation of income taxes at the federal statutory rate to the Company's effective rate is as follows:



                                                  Year Ended December 31,
                                        -------------------------------------------
                                             2000           1999           1998
                                        ------------   -------------  -------------
Federal statutory income tax rate            34.0%          34.0%          34.0%
State and local income tax rate,
     net of federal benefit                   3.3            3.3            3.3
Non-deductible items                        (14.8)         (12.1)         (12.1)
Valuation allowance                         (22.2)         (14.0)         (26.1)
                                        ------------   -------------  -------------

Effective income tax rate                     0.3%          14.3%            - %


14.  COMMITMENTS AND CONTINGENCIES

Executive Employment Agreements - The Company has employment agreements with two executive officers that were initiated November 1, 1996 and amended effective January 31, 2000 to extend the term of the agreements and reduce the base compensation. The current annual base salary for each executive officer is $309,400 and may be adjusted in future years as deemed appropriate by the Company's board of directors. The expiration date of the agreements is December 31, 2005. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 1,400,000 shares of the Company's Class A common stock at an exercise price of $1.01. These options vested immediately and expire on July 19, 2010.

In the event that, during the contract term, both a change of control occurs, and within six months after such change in control occurs, the executive's employment is terminated by the Company for any reason other than cause, death, or retirement, the executive shall be entitled to receive an amount in cash equal to all base salary then

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


and thereafter payable within 30 days of termination.

Another executive officer of the Company resigned in January 1999 and his employment agreement was canceled. He subsequently entered into a separation agreement pursuant to which he was paid $250,000 per year for the years ended January 31, 2000 and 2001, and $100,000 for the year ending January 31, 2002.

In January 1998, the Company entered into an employment contract with another executive officer which expires in January 2001. The minimum annual salary required by this agreement was $225,000, but was reduced 30 percent by mutual agreement effective February 1999, in connection with cost reductions initiated by the Company. In the event that, during the contract term, both a change of control occurs and, within six months after such change in control occurs, the executive officer's services are terminated by the Company for any reason other than cause, death or retirement, the executive officer shall be entitled to receive an amount in cash equal to all base salary then and thereafter payable within 30 days of termination.

Other Employment Agreements - In January 1998, the Company entered into an employment contract with an employee which was to expire in January 2001. The annual salary under this agreement was $180,000, but was reduced 30 percent by mutual agreement effective February 1999, in connection with cost reductions initiated by the Company. This reduce level of compensation continued through June 30, 2000, on which date the employment contract was terminated.

On January 23, 2001, the Company entered into an employment agreement with an employee under which the employee is paid an annual salary of $225,000 and received options to purchase 600,000 shares of the Company's Class A common stock at an exercise price of $0.49 per share. Vesting of the options occurs over the term of the contract as follows: 100,000 on January 23, 2001, 100,000 on November 30, 2001, 200,000 on November 30, 2002, and 200,000 on November 30, 2003. The agreement expires November 30, 2003.

Professional Services Agreements - In July 2000, the Company entered into professional services agreements with two consulting firms. In connection with these agreements, the Company issued a total of 1,000,000 shares of Class A common stock. The stock was valued at $1,015,600 using the fair value of the Class A common stock on the date each contract commenced and was recorded as deferred consulting expense and amortized into general and administrative expense over the period of service.

  In May 2000, the Company issued 250,000 shares of Class A common stock (having a market value of $312,500 at that date) to an unrelated third party in consideration for services rendered in connection with equity financing transactions.

  In January 2000, the Company issued warrants to purchase 300,000 shares of Class A common stock for services rendered by a professional services firm. The warrants have a three-year life, exercise prices ranging from $0.28 to $1.25 per share and vested as follows: 100,000 warrants on March 21, 2000, 100,000 warrants on September 30, 2000, and 100,000 warrants on December 31, 2000.

  In December 1999, the Company entered into professional services agreements with two consulting firms. In connection with these agreements, the Company issued 1,000,000 shares of Class A common stock. The stock was valued at $375,000 using the fair value of the Class A common stock on the date each contract commenced which amount was recorded as deferred consulting expense and amortized into general and administrative expense over the period of service in 2000 and 1999.

  In December 1999, the Company issued warrants to purchase 1,000,000 shares of Class A common stock to professional advisors and consultants. The warrants were valued at $0.26 per share using the Black-Scholes option

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  pricing model assuming a risk-free interest rate of 6.33 percent, expected dividend yield of 0 percent; expected exercise life of five years, and expected volatility of 130 percent. The resulting amount was recorded as deferred consulting expense and amortized into general and administrative expense over the period of service in 2000.

  In May 1998, the Company entered into a one-year professional services agreement with a public relations firm. The minimum monthly retainer was $15,000 per month. In connection with this agreement, the firm was granted options to purchase 100,000 shares of Class A common stock at $3.75 per share. The options have a 10-year term and are fully vested. In connection with this transaction, the options were valued at $320,100 using the Black-Scholes option pricing model and the resulting charge recorded as deferred consulting expense and was subsequently recognized as expense over the life of the agreement.

  Telia - Telia Promotor AB ("Telia"), a wholly owned subsidiary of Telia AB, a Swedish telecommunications company, has developed multiple language capability for integration into TTS applications. In October 2000, the Company entered into a revenue sharing arrangement with Telia that provides that Fonix will pay a percentage of revenue to Telia for Fonix licenses of TTS technology that include languages other than American English provided by Telia.

  Operating Lease Agreements - The Company leases certain facilities and equipment used in its operations. The amount of commitments for noncancelable operating leases in effect at December 31, 2000, were as follows:

                     Years ending December 31,
                            2001        $    860,626
                            2002             856,689
                            2003             512,700
                            2004             293,664
                                        -------------
                                        $  2,523,679
                                        =============





  The Company incurred rental expense, net of subleases, of $413,382, $764,930, and $829,523 during 2000, 1999 and 1998, respectively, related to these leases.

  Effective May 14, 1999, the Company entered into an agreement to sublease 10,224 square feet of its Draper, Utah facility to an unrelated third party. The agreement required the sublessee to pay $13,961 per month, or approximately 40 percent of the Company's monthly obligation under the primary lease agreement. The sublease agreement expired December 31, 2000.

  Effective May 25, 1999, the Company entered into an agreement to sublease its Cupertino, California facility to an unrelated third party. The agreement requires the sublessee to pay $35,432 per month through May 31, 2003.

  Forgiveness of Trade Payables and Accrued Interest - The Company negotiated reductions in amounts due various trade vendors amounting to $78,864 in 2000 and $526,697 in 1999. Additionally, the Company negotiated reductions in accrued interest owed to certain note holders amounting to $229,055 in 1999. These amounts have been accounted for as an extraordinary item in the accompanying consolidated statements of operations.

  15. LITIGATION

  Oregon Graduate Institute -On July 28, 1999, Oregon Graduate Institute ("OGI") filed a notice of default, demand for mediation and demand for arbitration with the American Arbitration Association. In its demand, OGI asserted that the Company was in default under three separate agreements between the Company and OGI in the total amount of $175,000. On September 23, 1999, the Company responded to OGI's demand and denied the

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  existence of a default under the three agreements identified by OGI. Moreover, the Company asserted a counterclaim before the American Arbitration Association against OGI in an amount not less than $250,000. In December 2000, a settlement was reached that required the Company to pay $27,500 in cash and issue 260,145 shares of Class A common stock, valued at $81,295 at the date of settlement, and required that OGI return equipment loaned to them by Fonix under the terms of their original agreements.

  Clarke - On August 28, 1998, John R. Clarke and Perpetual Growth Fund, a company affiliated with Clarke, commenced an action against Fonix in federal court for the Southern District of New York. Clarke and Perpetual Growth asserted claims for breach of contract relating to certain financing Fonix received during 1998 and thereafter. Fonix filed a motion to dismiss based upon the court's lack of personal jurisdiction over Fonix. The court granted Fonix's motion to dismiss, on a conditional basis, subject to the right of Clarke and Perpetual Growth to produce additional evidence which would establish jurisdiction of the New York court over Fonix. Clarke and Perpetual Growth filed a motion with the New York court that sought to establish a factual and legal basis for the New York court's exercise of jurisdiction over Fonix. However, the court denied that motion. Clarke and Perpetual Growth thereafter appealed the decision of the New York court to the United States Court of Appeals for the Second Circuit. The Court of Appeals affirmed the decision of the trial court. In the interim, Fonix filed a suit against Clarke and Perpetual Growth in federal court for the Central District of Utah seeking a declaratory judgment that it did not owe any money to Clarke and Perpetual Growth. The case was tried to the Utah court in March 2001, after which the Utah court ruled in favor of Fonix and determined that Clarke and Perpetual Growth had no claims for "trailing fees" with regard to financing received by Fonix since 1998. Clarke and Perpetual Growth have appealed the decision of the Utah court to the United States Court of Appeals for the Tenth Circuit. The Company believes that the claims of Clarke and Perpetual Growth are without merit and will continue to vigorously oppose those claims.

  Other - The Company is involved in various lawsuits, claims and proceedings arising in the ordinary course of business. Management believes the ultimate disposition of such matters will not materially affect the consolidated financial position or results of operations of the Company.

  16.  EMPLOYEE PROFIT SHARING PLAN

  The Company has a 401(k) profit sharing plan covering essentially all of its full-time employees. Under the plan, employees may reduce their salaries, in amounts allowed by law, and contribute the salary reduction amount to the plan on a pretax basis. The plan also allows the Company to make matching and profit sharing contributions as determined by the board of directors. To date, no matching or profit sharing contributions have been made by the Company.

  17.  SIGNIFICANT CUSTOMERS

  All of the Company's revenues for 2000, 1999 and 1998 were sourced from the United States. Of the $656,853 revenues in 2000, $125,000 was from Motorola, and $87,250 from NuvoMedia, Inc. Of the $439,507 in revenues for 1999, $209,401 was from one customer, General Magic. Of the $2,604,724 in revenues for 1998, $2,368,138 was from one customer, Siemens. No other customer accounted for more than 10 percent of the Company's total revenues for the years presented.

  18.  SUBSEQUENT EVENTS

  Expansion Activities

  Audium - In February 2001, The Company and Phone2Networks, Inc. dba Audium ("Audium") entered into a

                                Fonix Corporation
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  collaboration agreement to provide an integrated platform for generating Voice XML solutions for Internet and telephony systems. Audium is a mobile application service provider that builds and operates mobile applications that allow access to Internet information and complete online transactions using any telephone. The collaboration will include integration of FAAST with Audium's mobile applications development capability.

  In connection with the collaboration agreement, in February, 2001, the Company advanced $200,000 to Audium as a bridge loan. The loan bears interest at a rate of 12 percent per year, is due on or before February 28, 2003 and is convertible into shares of Audium Series A Convertible Preferred Stock.

  Korea Sales Office - In March 2001, the Company opened a sales office in Seoul, Korea, to market its NUI technologies and applications to Korean manufacturers of microprocessor chips, consumer electronics and other electronic devices.

  Issuance and Exercise of Stock Options - Subsequent to December 31, 2000, the Company granted a total of 1,535,000 stock options to various employees of the Company. These options have a 10-year life and exercise prices between $0.30 and $0.73 per share.